LEASE AGREEMENT



                            Dated as of July 1, 2003


                                     between



                                 KC Propco, LLC,
                      a Delaware limited liability company


                                       and


                                  KC Opco, LLC,
                      a Delaware limited liability company



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                                Table of Contents
                                                                            Page

LEASE AGREEMENT................................................................1

RECITALS.......................................................................1

TERMS..........................................................................1

ARTICLE I - DEFINITIONS........................................................1

      Section 1.1    Generally.................................................1

ARTICLE II - LEASE OF PROPERTY................................................11

      Section 2.1    Demise and Lease.........................................11
      Section 2.2    Memorandum of Lease......................................11

ARTICLE III - RENT............................................................11

      Section 3.1    Base Rent................................................11
      Section 3.2    Supplemental Rent........................................12
      Section 3.3    Method of Payment........................................12
      Section 3.4    Late Payment.............................................12

ARTICLE IV - NET LEASE........................................................13

      Section 4.1    Net Lease; True Lease....................................13

ARTICLE V - LESSEE'S ACCEPTANCE OF PROPERTY; GOVERNMENTAL LICENSES............14

      Section 5.1    Waivers..................................................14
      Section 5.2    Lessee's Rights to Governmental Licenses.................15

ARTICLE VI - LIENS............................................................16

      Section 6.1    Liens....................................................16

ARTICLE VII - USE AND REPAIR..................................................16

      Section 7.1    Use......................................................16
      Section 7.2    Maintenance..............................................16
      Section 7.3    Alterations..............................................17
      Section 7.4    Title to Alterations.....................................19
      Section 7.5    Limitation on Compliance.................................19
      Section 7.6    Compliance with Law; Environmental Compliance............19
      Section 7.7    Payment of Impositions...................................19
      Section 7.8    Reserve Funds............................................20
      Section 7.9    Adjustment of Impositions................................20
      Section 7.10   Utility Charges..........................................21

ARTICLE VIII - INSURANCE......................................................21

      Section 8.1    Coverage.................................................21

ARTICLE IX - RETURN OF PROPERTY TO LESSOR.....................................22

      Section 9.1    Return of Property.......................................22

ARTICLE X - ASSIGNMENT AND SUBLEASE BY LESSEE.................................22

      Section 10.1   General Prohibition on Transfers.........................22
      Section 10.2   Permitted Transfers......................................23
      Section 10.3   Lessee's Right to Sublease...............................23
      Section 10.4   General Provisions Relating to Transfers.................24

ARTICLE XI - LOSS; DESTRUCTION; CONDEMNATION OR DAMAGE........................24

      Section 11.1   Event of Loss............................................24
      Section 11.2   Application of Payments Relating to an Event of Loss
                     When Lease Continues.....................................25
      Section 11.3   Application of Payments Not Relating to an Event of Loss.26
      Section 11.4   Other Dispositions.......................................26
      Section 11.5   Negotiations.............................................28

ARTICLE XII - INSPECTION......................................................28

      Section 12.1   Inspection Rights........................................28
      Section 12.2   Additional Rights........................................28

ARTICLE XIII - LEASE EVENTS OF DEFAULT........................................29

      Section 13.1   Lease Events of Default..................................29

ARTICLE XIV - ENFORCEMENT.....................................................29

      Section 14.1   Remedies.................................................30
      Section 14.2   Survival of Lessee's Obligations.........................31
      Section 14.3   Remedies Cumulative; No Waiver; Consents.................31

ARTICLE XV - RIGHT TO PERFORM FOR LESSEE......................................32

      Section 15.1   Right to Perform.........................................32

ARTICLE XVI - INDEMNITIES.....................................................32

      Section 16.1   General Indemnification..................................32
      Section 16.2   Indemnification Procedure................................33

ARTICLE XVII - LESSEE REPRESENTATIONS AND COVENANTS...........................34

      Section 17.1   Representations and Warranties...........................34

ARTICLE XVIII - SUBORDINATION AND ATTORNMENT..................................36

      Section 18.1   Subordination............................................36
      Section 18.2   Attornment to Successor Lessors..........................36
      Section 18.3   Right to Cure............................................37
      Section 18.4   Status of Lender.........................................38
      Section 18.5   Liability of Successor Lessor............................38

ARTICLE XIX - TRANSFER OF LESSOR'S INTEREST...................................39
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      Section 19.1   Permitted Transfer.......................................39
      Section 19.2   Non-Applicability of Section 19.1........................39
      Section 19.3   Effect of Transfer.......................................39

ARTICLE XX - PERMITTED - LESSOR FINANCING; ASSUMPTION.........................40

      Section 20.1   Lessor Financing During Lease Term.......................40
      Section 20.2   Lessee's Consent to Assignment for Indebtedness..........40

ARTICLE XXI - MISCELLANEOUS...................................................41

      Section 21.1   Binding Effect; Successors and Assigns Survival..........41
      Section 21.2   Quiet Enjoyment..........................................42
      Section 21.3   Notices..................................................42
      Section 21.4   Severability.............................................43
      Section 21.5   Amendment; Complete Agreements...........................43
      Section 21.6   Headings.................................................43
      Section 21.7   Counterparts.............................................43
      Section 21.8   Governing Law............................................44
      Section 21.9   Estoppel Certificates....................................44
      Section 21.10  Easements and Permits....................................44
      Section 21.11  No Joint Venture; True Lease.............................44
      Section 21.12  No Accord and Satisfaction...............................45
      Section 21.13  No Merger................................................45
      Section 21.14  Lessor Bankruptcy........................................45
      Section 21.15  Naming and Signage of the Property.......................45
      Section 21.16  Expenses.................................................45
      Section 21.17  Investments..............................................45
      Section 21.18  Further Assurances.......................................46
      Section 21.19  Conveyance Expenses......................................46
      Section 21.20  Independent Covenants....................................46
      Section 21.21  Lessor Exculpation.......................................46
      Section 21.22  Holding Over.............................................46
      Section 21.23  Survival.................................................47
      Section 21.24  Financial Reporting......................................47
      Section 21.25  Lessor Representation....................................47
      Section 21.26  Limitation on Lessor Liability...........................47
      Section 21.27  Property Release.........................................48
      Section 21.28  Property Substitution....................................48

EXHIBIT A  MEMORANDUM OF LEASE..................................................

EXHIBIT B  ESTOPPEL CERTIFICATE.................................................

                                 LEASE AGREEMENT

          THIS LEASE AGREEMENT (this "Lease") is made and entered into as of July 1, 2003, by and between KC Propco, LLC, a Delaware limited liability company ("Lessor"), and KC Opco, LLC, a Delaware limited liability company ("Lessee").

                                    RECITALS

          A. Lessor desires to let and lease to Lessee, and Lessee desires to hire and take from Lessor, the Property; and

          B. Lessor desires to grant and delegate to Lessee, and Lessee desires to accept and assume from Lessor, certain rights and duties as described in this Lease.

                                      TERMS

          NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                            ARTICLE I - DEFINITIONS

     Section 1.1 Generally.

          In this Lease, unless the context otherwise requires:

          (a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto as of the date hereof whether or not such other instrument or document remains in effect and whether or not there is a modification of such instrument or document;

          (b) words importing the singular include the plural and vice versa;

          (c) words importing a gender include any gender;

          (d) a reference to a part, clause, party, section, article, exhibit or schedule is a reference to a part and clause of, and a party, section, article, exhibit and schedule to, such document;

          (e) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

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          (f) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

          (g) a reference to a party to a document includes that party's successors and permitted assigns;

          (h) the words "including" and "includes," and words of similar import, shall be deemed to be followed by the phrase "without limitation";

          (i) the words "hereof" and "hereunder," and words of similar import, shall be deemed to refer to the document as a whole and not to the specific section or provision where such word appears; and

          (j) unless the context shall otherwise require, a reference to the "Property" or "Improvements" shall be deemed to be followed by the phrase "or a portion thereof".

          Defined Terms. As used in this Lease, the following terms shall have the following meanings:

          "Affected Property" shall have the meaning specified in Section
11.1(a).

          "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is controlled by or is under common ownership or control with such Person or is a director or officer of such Person or of an Affiliate of such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Agent" shall mean Wells Fargo Bank, National Association and any successor thereto.

          "Alterations" shall mean alterations, improvements, installations, modifications, changes and additions to any Individual Property.

          "Applicable Laws" shall mean all existing and future laws (including common laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authorities, and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment and those pertaining to the construction, use or occupancy of the Property or any portion thereof), development guide, declaration, restrictive use agreement, reciprocal easement agreement, covenant, other agreement or deed restriction or easement of record now or hereafter applicable to, relating to or affecting all or any portion of the Property or otherwise relating to the use or occupancy thereof, regardless of whether any of the foregoing imposes a duty or obligation on Lessor or Lessee.

          "Assignments of Lease" shall mean those certain Assignments of Leases and Rents, dated as of the date hereof, by and among Lessor, as assignor, and Lender, as assignee,

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
with respect to each Individual Property, as the same may be amended, replaced, restated or otherwise modified from time to time.

          "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978 as amended and as may be further amended.

          "Base Rent" shall mean the rent payable pursuant to Section 3.1 as such amounts may be adjusted from time to time.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York, New York.

          "Cash Management Agreement" shall mean that certain Cash Management Agreement, of even date herewith, among Lessor, Lessee, Manager, Lender and Agent, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

          "Casualty" shall mean any damage or destruction of any kind caused to any Individual Property by any reason, whether or not constituting an Event of Loss.

          "Claims" shall mean liens (including, without limitation, lien removal and bonding costs) liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable, actually-incurred legal fees and expenses and costs of investigation) of any kind and nature whatsoever.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Commencement Date" shall mean the date hereof.

          "Condemnation" shall mean any condemnation, requisition or other taking or sale of the use, occupancy or title to any or all of the Individual Properties, by or on account of any eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof.

          "Default Rate" shall mean: (i) the "Default Rate" as defined in the Loan Agreement or (ii) following the repayment of the Loan in full, four percent (4%) above the annual rate of interest set by Citibank, N.A. (or any successor thereto) as its "Prime Rate" from time to time.

          "Deposit Account" shall have the meaning given thereto in the Cash Management Agreement.

          "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or

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costs of other actual or threatened danger to human health or the environment.
The term "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: (i) conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; or
(ii) requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

          "ERISA" shall mean the Employee Retirement Income Security Act of
1974.

          "Event of Loss" shall mean (i) the loss of all or substantially all of any Individual Property, (ii) the taking by Condemnation of title to all or substantially all of any Individual Property, or such material portion thereof that makes use of the balance commercially impractical for Lessee's continued Permitted Use, or (iii) the prohibition of occupancy or use as a result of any Applicable Laws or the taking by Condemnation of the use of all or substantially all of any Individual Property, or such portion thereof that makes use of the balance commercially impractical for Lessee's continued Permitted Use, for a continuous period in excess of the remaining Lease Term. Damage shall not be commercially impractical to repair if the cost of such repairs is less than thirty percent (30%) of the Fair Market Sales Value of the applicable Improvements as of the date of such Event of Loss.

          "Existing Base Rent" shall have the meaning specified in Section
21.22.

          "Expiration Date" shall mean December 31, 2033.

          "Fair Market Sales Value" with respect to any Individual Property shall mean the fair market sales value that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell, and neither of which is related to Lessor or Lessee, for the purchase of such Individual Property. Such Fair Market Sales Value shall be calculated as the value for such Individual Property assuming that the Individual Property is in the condition and repair required to be maintained by the terms of this Lease.

          "Fixtures" shall have the meaning specified in the term
"Improvements."

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          "GAAP" shall mean generally accepted accounting principles in the
United States, as in effect from time to time, consistently applied.

          "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws, and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Property.

          "Governmental Authority" shall mean any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi governmental authority (or private entity in lieu thereof).

          "Governmental Licenses" shall mean all licenses, approvals or permits issued by any Governmental Authority and necessary for the operation of Individual Property as an early childhood care and education center.

          "Hazardous Material" includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding: (i) substances on the Property for the purposes of cleaning or other maintenance, of kinds and in amounts ordinarily and customarily used, located, stored or disposed of on similar properties for such purposes and otherwise in compliance with all Environmental Laws and (ii) asbestos, asbestos containing materials and lead paint to the extent they are properly encapsulated or otherwise located, stored, maintained or disposed of in accordance with Applicable Law ((i) and (ii) together, the "Allowed Hazardous Materials").

          "Impositions" shall mean, collectively, all real estate taxes on the Property (including without limitation those levied by special taxing districts), all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes levied or incurred with respect to the Property, or the use, lease, ownership or operation thereof, personal property tax on any property covered by this Lease that is classified by Government Authorities as personal property, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed within the Lease Term), water, sewer, utilities or other rents and charges, excises, levies, fees and all other governmental charges of any kind or nature whatsoever, general or special, foreseen or unforeseen, ordinary or extraordinary, with respect to the Property or any part thereof and/or the Rent, including all interest and penalties thereon, which at any time during or with respect to the Lease Term may be assessed or imposed on or with respect to or be a Lien upon the Property or any part thereof or any rent therefrom or any estate, title or interest therein and any and all community, owners and/or business park association charges, fees, dues and assessments, and interest and penalties thereon. Impositions shall exclude, however, and nothing contained in the Lease shall be construed to require Lessee

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
to pay: (i) any Tax imposed on Lessor or the Lender based on the gross or net income or receipts of Lessor or the Lender; any franchise, corporate, inheritance, income, profits, revenue, estate or gift tax; or any transfer tax imposed on Lessor or the Lender or any other Person, except to the extent that any Tax described in this clause (i) is levied, assessed or imposed as a total or partial substitute for a tax, assessment, levy or charge upon the Property, the Rent or any part thereof or interest therein which Lessee would otherwise be required to pay hereunder; or (ii) any Tax imposed with respect to the sale, exchange or other disposition of all or any portion of the Property by Lessor or Lender or the proceeds thereof..

          "Improvements" shall mean, with respect to each parcel of Land, all buildings, structures and other improvements of every kind now or hereafter situated on the Land together with all fixtures, including all components thereof, on and in respect to the foregoing ("Fixtures").

          "Indebtedness" shall mean the indebtedness evidenced by the Note and secured by the Loan Documents, and any replacement indebtedness thereof.

          "Indemnitee" shall mean the Lessor and the Lender, and their Affiliates, officers, directors, employees, shareholders, trustees, members, partners, agents and representatives, together with their respective successors and assigns, from time to time.

          "Indemnitee's Group" shall mean, with respect to a particular Indemnitee, such Indemnitee (including its Affiliates and their respective officers, directors, employees, shareholders, trustees, members and partners) and their successors and assigns.

          "Individual Property(ies)" shall mean the parcel of real property located at each address listed on Schedule 1.1, the Improvements thereon and all personal property owned by Lessor that is encumbered by a Mortgage and used in connection with the operation of a childcare center at the site located on such real property, together with all rights pertaining to such property and Improvements.

          "Inspecting Party" shall have the meaning specified in Section 12.1.

          "Insurance Premiums" shall mean the premium, if any, for insurance policies required to be maintained by Lessee under Section 8.1 of this Lease.

          "Land" shall mean those certain tracts, pieces or parcels of land, as more particularly described in the Title Policy for each Individual Property.

          "Lease Event of Default" shall have the meaning specified in Article XIII.

          "Lease Term" shall mean the full term of the Lease, commencing on the Commencement Date and ending on the Expiration Date.

          "Lease Year" shall mean each consecutive period of twelve (12) full calendar months beginning on the first day of the month occurring or following the Commencement Date, provided, however, that, if the date hereof shall not be the first day of a month, then the first Lease Year shall also include the partial month in which the Commencement Date occurs.

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
          "Lender" shall mean Morgan Stanley Mortgage Capital Inc., together with its successors and assigns and any other "Lender" as defined in the Loan Documents.

          "Lessee" shall mean KC Opco, LLC, a Delaware limited liability company, and its successors and assigns.

          "Lessee Contest Conditions" shall mean (i) such contest shall be at Lessee's sole cost and expense, (ii) Lessee shall provide prompt notice to Lessor and Lender of the issue contested and the grounds thereof, (iii) such contest shall be by appropriate legal proceedings conducted in good faith and with due diligence, and (iv) so long as the Loan remains outstanding, such contest shall be conducted in accordance with any applicable provisions of the Loan Documents. Lessee shall pay any Imposition or Lien (and related costs) or promptly comply with any Applicable Law after forgoing any contest or after receipt of a final non-appealable adverse judgment.

          "Lessor" shall mean KC Propco, LLC, a Delaware limited liability company, and its successors and permitted assigns.

          "Lessor Liens" shall mean Liens on or against the Property (or any portion thereof) or the Lease or any payment of Rent: (a) which result from any act of, or any Claim against, Lessor, or which result from any violation by Lessor of any of the terms of the Lease or of Applicable Laws other than a violation due to a default by Lessee under the Lease, (b) which result from Liens in favor of any taxing authority by reason of any Tax owed and payable by Lessor, except that Lessor Liens shall not include any Lien resulting from any Tax for which Lessee is obligated to indemnify Lessor until such time as Lessee shall have already paid to or on behalf of Lessor the Tax or the required indemnity with respect to the same, or (c) which result from any expenses owed, caused or occasioned by Lessor or any of its employees or agents which are not indemnified by Lessee pursuant to Section 16.1.

          "Lien" shall mean any lien, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, charge, servitude, security title or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement.

          "Loan" shall mean the loan in the original principal amount of $300,000,000 as evidenced by the Note, together with all interest, costs, charges, fees, expenses and other amounts payable under the Loan Documents.

          "Loan Agreement" shall mean that certain Loan Agreement, of even date herewith, by and between Lessor, as borrower, and Lender, as lender, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

          "Loan Documents" shall mean: (i) the Loan Agreement, (ii) the Note,
(iii) the Mortgage, (iv) the Cash Management Agreement and (v) any other Loan Documents (as defined in the Loan Agreement) and any replacements substitutions, extensions or restatements thereof or amendments or other modifications thereto.

          "Loss Termination Date" shall have the meaning specified in Section 11.1(a)(ii).

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
          "Management Agreement" shall mean that certain Management Agreement dated as of the date hereof between Lessee and Manager, as the same may be amended, supplemented, renewed, extended or otherwise modified from time to time.

          "Manager" shall mean KinderCare Learning Centers, Inc., a Delaware corporation, its successors and assigns.

          "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

          "Mortgage" shall have the meaning assigned thereto in the Loan Agreement.

          "Net Casualty Proceeds" shall mean the compensation and/or insurance payments net of the costs and expenses of collecting such amounts incurred by Lessor, Lender or Lessee and received by the Lender, Lessor or Lessee in respect of any Individual Property by reason of and on account of an Event of Loss or a Casualty.

          "Net Condemnation Proceeds" shall mean any award or compensation net of the cost and expenses of collecting such amounts incurred by Lessor, Lender or Lessee and received by the Lender, Lessor or Lessee in respect of any Individual Property by reason of and on account of a Condemnation.

          "Net Proceeds" shall mean Net Casualty Proceeds and Net Condemnation Proceeds.

          "Note" shall mean that certain Promissory Note, of even date herewith, made by Lessor in favor of Lender, in the original principal amount of $300,000,000, as the same may be renewed, amended, modified, consolidated, replaced or extended.

          "Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or the Secretary or any Assistant Secretary of such Person, or by any Vice President who is also Controller or Treasurer signing alone.

          "Permitted Liens" shall mean either (a) the "Permitted Encumbrances" as defined in the Loan Documents, or (b) if the Loan has been repaid in full, each of the following:

          (i) the respective rights and interests of Lessee, Lessor and the Lender under the Lease,

          (ii) Lessor Liens,

          (iii) Liens for Taxes not yet due or being contested in accordance with the Lessee Contest Conditions,

          (iv) materialmens, mechanics, workers, repairmens, employees or other like Liens for amounts not yet due or being contested in accordance with the Lessee Contest Conditions,

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
          (v) Liens arising out of judgments or awards which are being contested in accordance with the Lessee Contest Conditions,

          (vi) easements, rights of way, reservations, servitudes and rights of others against the Property which (x) are listed on Schedule B to the Title Policy or (y) are granted pursuant to Section 21.10 of the Lease,

          (vii) assignments and subleases expressly permitted by the Lease;

          (viii) any instrument affecting the Property relating to any Indebtedness of Lessor; and

          (ix) any other Liens or other matters requested to be placed on any Individual Property by Lessee and consented to, or otherwise approved, by Lessor.

          "Permitted Use" shall have the meaning given to such term in Section 7.1.

          "Person" shall mean individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, non-incorporated organization or government or any agency or political subdivision thereof.

          "Proceeds Trustee" shall mean Lender or, if the Loan has been repaid in full, a federally insured bank or other financial institution, selected by Lessor and reasonably satisfactory to Lessee.

          "Property" shall mean, collectively, each Individual Property listed on Schedule 1.1.

          "Property Release" shall have the meaning specified in Section
21.27(a).

          "Property Release Amount" shall mean the amount by which Base Rent is to be reduced in connection with any Property Release, with the amounts for each Individual Property more particularly described on Schedule 21.27 attached hereto.

          "Rating Agencies" shall mean Moody's and Standard & Poor's and any other agency rating any securities issued in relation to the Loan.

          "Refinancing" shall mean any refinancing of the Indebtedness.

          "Release" with respect to any Hazardous Material includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

          "Rent" shall mean Base Rent and Supplemental Rent, collectively.

          "Rent Payment Dates" shall mean the ninth day of each calendar month during the Lease Term, or if such date is not a Business Day, then the preceding business day. Such payment shall be for the calendar month in which such Rent Payment Date occurs.

          "Reserve Account" shall have the meaning specified in Section 7.8(a).

          "Restoration Fund" shall have the meaning specified in Section
11.4(a).

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          "Sublease" shall have the meaning given such term in Section 10.2(a).

          "Successor Lessor" shall have the meaning specified in Section
18.2(a).

          "Superior Mortgage" shall have the meaning specified in Section 18.1.

          "Supplemental Rent" shall mean any and all amounts, liabilities, obligations, late charges, penalties, interest, costs, expenses and Impositions other than Base Rent which Lessee assumes or agrees or is otherwise obligated to pay under the Lease (whether or not designated as Supplemental Rent) to Lessor, Lender, or any other Person, and amounts due and payable under indemnities or for damages for breach of any covenants, representations, warranties or agreements contained in the Lease.

          "Taxes" shall mean any and all present or future liabilities, losses, expenses and costs of any kind whatsoever that are fees (including without limitation, license fees, documentation fees and registration fees), taxes (including without limitation, rental turnover, property, ad valorem, real estate, income, gross or net income, gross or net receipts, sales, use, value added, franchise, business, transfer, unemployment, capital property (tangible and intangible), municipal assessments, excise and stamp taxes and sewer and water rents), licenses, recording charges or fees, levies, imposts, duties, charges, assessments or withholdings, together with any penalties, fines, additions or interest thereon or addition thereto (any of the foregoing being referred to herein individually as a "Tax"), imposed by any taxing authority of the United States or any state, county, city or other political subdivision thereof.

          "Termination Date" shall mean the date on which this Lease either expires by its terms or is terminated before such expiration as permitted under this Lease.

          "Third Party" shall mean any Person, but shall not include the Lessor, the Lender, any transferee of Lessor's interest in the Property, their respective shareholders, members or partners and any affiliate of any of the foregoing.

          "Title Insurance Company" shall mean a collective reference to First American Title Insurance Company and Commonwealth Land Title Insurance Corporation.

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
          "Title Policy" shall mean, collectively, the title insurance policies for each Individual Property issued by the Title Insurance Company to Lender, together with any endorsements, amendments or other modifications thereto from time to time.

          "Unavoidable Delays" shall mean delays caused by fire, storm, flood, earthquake, explosion, accident, war, riot, civil commotion, strikes, labor action, acts of God, terrorism, epidemics, quarantine restrictions, civil commotion, force majeure, shortages of supplies or labor, adverse weather conditions not reasonably anticipated given the location of the Property and the season of year, rules, regulations, restrictions, orders or directives of any government or any political subdivision or agency or instrumentality thereof not in effect as of the date hereof, orders of any court or regulatory or arbitral body of competent jurisdiction, the taking by eminent domain or other governmental action of all or a substantial portion of the Property or any other cause not reasonably within the control of Lessee but excluding the financial condition of Lessee.

                         ARTICLE II - LEASE OF PROPERTY

     Section 2.1 Demise and Lease.

          Lessor hereby demises and leases the Property to Lessee, and Lessee does hereby rent and lease the Property from Lessor, for the Lease Term. The demise of the Property includes, without limitation, Lessee's exclusive right to use the subsurface of the Property and all Improvements as set forth in this Lease.

     Section 2.2 Memorandum of Lease.

          Lessor and Lessee shall, if required by Applicable Law, contemporaneously with the execution and delivery of this Lease, execute and deliver a memorandum of lease for each of the Individual Properties with respect to which such memorandum is required to be filed ("Memorandum of Lease") substantially in the form of Exhibit A annexed hereto with such changes as are necessary or required under Applicable Laws or otherwise reasonably acceptable to Lessor and Lessee. Each party is authorized, at Lessee's sole cost and expense, to cause the Memorandum of Lease to be recorded or filed in the manner and place required by Applicable Law to protect their respective interests in the Property and this Lease.

                               ARTICLE III - RENT

     Section 3.1 Base Rent.

     (a) Subject the provisions of Section 3.1(b), Lessee shall pay Base Rent to Lessor on the Rent Payment Dates in advance during the Lease Term in the following amounts: (i) $2,833,333.33 per month for Lease Years 1 through 6; and
(ii) $3,216,666.67 per month thereafter, in each case without set-off, deduction or defense of any kind or nature. If the Lease Term shall commence on other than the first day of a calendar month, the first monthly installment of Base Rent, apportioned for a part month in question, shall be payable on the

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
Commencement Date and the Base Rent for the last calendar month of the Lease Term shall be apportioned to reflect the number of days of the Lease Term in such calendar month.

     (b) Upon any Property Release, the Base Rent provided for with respect to Lease Years 1-6 and Lease Years 7-30, respectively, shall be reduced in accordance with Section 21.27(b).

     Section 3.2 Supplemental Rent.

          Lessee shall pay to Lessor, or to such other Person as shall be entitled thereto in the manner contemplated herein or as otherwise required by Lessor, any and all Supplemental Rent as the same shall become due and payable, in each case without set-off, deduction or defense or any kind or nature. Unless the due date for a particular item of Supplemental Rent is specified elsewhere in this Lease or specified by Applicable Laws, or specified in an agreement with a third party to which Supplemental Rent is owed, Supplemental Rent shall be due and payable by Lessee within twenty (20) days after written notice from Lessor.

     Section 3.3 Method of Payment.

     (a) Pursuant to the Cash Management Agreement, Lessee shall deposit all tuition payments, revenues, reimbursements, receipts and cash flow from the Individual Properties into the Deposit Account within three (3) Business Days of receipt thereof, as more particularly described in the Cash Management Agreement.

     (b) In the event that there are insufficient funds in the Deposit Account in order to pay Base Rent and those portions of the Supplemental Rent that are required to be paid into the Deposit Account on the days and in the amounts contemplated by this Lease and the Cash Management Agreement, such payment shall be made by Lessee by wire or other electronic transfer of funds consisting of lawful currency of the United States of America which shall be immediately available no later than 5:00 PM (New York City time) to the account specified in
Section 3.3(c) or such other account as may be designated by the parties so entitled pursuant to the terms of the Cash Management Agreement on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made at such time on the next succeeding Business Day, with the same force and effect as though made on such scheduled dates. If any payment of Base Rent or Supplemental Rent is received after 5:00 PM (New York City time) on the dates when such rent is due and payable, such Rent shall be deemed received on the next succeeding Business Day.

     (c) The initial account for payment of all Base Rent and Supplemental Rent by wire transfer is the Deposit Account.

     Section 3.4 Late Payment.

          If any Lease Event of Default with respect to non-payment of Rent payable to Lessor shall occur and be continuing, Lessee shall pay interest thereon from the date such payment became due and payable to the date of receipt thereof by Lessor at a rate per annum equal to the Default Rate. Except as may be otherwise provided in the Cash Management Agreement or the Loan Agreement, Lessee acknowledges its responsibility to pay late charges

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
and penalties owed to any third party by reason of Lessee's failure to pay when due any Supplemental Rent owed to such party.

                             ARTICLE IV - NET LEASE

     Section 4.1 Net Lease; True Lease

     (a) It is the intention of the parties hereto that the obligations of Lessee shall be separate and independent covenants and agreements, and that Base Rent, Supplemental Rent and all other sums payable by Lessee shall continue to be payable in all events, and that the obligations of Lessee shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. This Lease is a net lease and it is agreed and intended that Base Rent, Supplemental Rent and any other amounts payable hereunder by Lessee shall be paid without notice, or demand, absolutely net to Lessor and without counterclaim, setoff, deduction or defense, recoupment, abatement, diminution, reduction or suspension whatsoever and that Lessee's obligation to pay all such amounts throughout the Lease Term is absolute and unconditional so that this Lease shall yield such Rent net to Landlord under all circumstances and conditions whether now or hereinafter existing and whether or not within the contemplation of the parties. Lessee shall pay all expenses related to the operation, management, development, use, occupancy, maintenance and repair of the Property, including, without limitation, the costs of utilities, real estate taxes and insurance, which arise or become due or payable during or after (but attributable to a period falling within) the Lease Term, and Lessee shall indemnify Lessor against, and hold Lessor harmless from, the same, and Lessee's liability for the payment of any of the same which shall become payable after the Lease Term as aforesaid is hereby expressly provided to survive the Lease Term.

     (b) This Lease shall not terminate and Lessee shall not have any rights to terminate this Lease during the Lease Term except as may be expressly provided herein. Without limiting any of the foregoing provisions of this Section 4.1, Lessee shall not take any action to terminate, rescind or void this Lease and the obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Property or any part thereof, or the failure of the Property to comply with all Applicable Laws, including any inability to occupy or use the Property by reason of such noncompliance; (b) any damage to, removal, abandonment, salvage, loss, casualty, condemnation, theft, scrapping or destruction of or any requisition or taking of the Property or any part thereof, or any environmental conditions on the Property or any property in the vicinity of the Property or otherwise affecting the Property or any part thereof or during the course of any Alterations as permitted hereunder; (c) any restriction, prevention or curtailment of or interference with any use of the Property or any part thereof including eviction; (d) any defect in title to or rights to the Property or any Lien on such title or rights to the Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Person; (f) any right or claim that Lessee has or might have against any Person, including Lessor or any vendor, manufacturer, contractor of or for the Property; (g) any failure on the part of Lessor or any other person to perform or comply with any of the terms of this Lease or of any other agreement; (h) any invalidity, unenforceability, rejection or disaffirmance of this Lease by operation of law or otherwise against or by Lessee or Lessor or any provision hereof or any other agreement, or any provision thereof; (i) the impossibility of performance by Lessee; (j) any action by any court, administrative agency or other Governmental Authority; (k) any interference, interruption or cessation in the use, possession or quiet enjoyment of the Property; (l) the prohibition or restriction of Lessee's use of the Property under any Applicable Laws or otherwise; (m) the eviction of Lessee from possession of the Property, by paramount title or otherwise; or (n) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and whether or not Lessee shall have notice or knowledge of any of the foregoing. This Lease shall be noncancellable by Lessee for any reason whatsoever. Lessee will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee of Lessor, and notwithstanding any action with respect to this Lease that may be taken by a trustee or receiver of Lessor or any assignee of Lessor or by any court in any such proceeding. Under no circumstances or conditions shall Lessor be expected or required to make any payment of any kind hereunder or have any obligations with respect to the use, possession, control, maintenance, alteration, rebuilding, replacing, repair, restoration or operation of all or any part of the Property, so long as the Property or any part thereof is subject to this Lease, and Lessee expressly waives the right to perform any such action at the expense of Lessor whether hereunder or pursuant to any law. Lessee waives all rights which are not expressly stated herein but which may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or the Property, (ii) to have any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Base Rent, Supplemental Rent or any other sums payable under this Lease, except as otherwise expressly provided herein, and (iii) to have any statutory lien or offset right against Lessor or its property.

     (c) The risk of loss or of decrease in the enjoyment and beneficial use of all or any portion of the Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor. None of the events mentioned in this Section 4.1(c) shall entitle Lessee to any abatement or reduction of Base Rent or Supplemental Rent.

     (d) Lessor and Lessee intend that this Lease be a true lease that affords the parties hereto the rights and remedies of landlord and tenant hereunder and does not represent a financing arrangement.

                  ARTICLE V - LESSEE'S ACCEPTANCE OF PROPERTY;
                              GOVERNMENTAL LICENSES

     Section 5.1 Waivers.

          The Property is demised and let by Lessor "AS IS" in its present condition, subject to, without limitation, (a) the state of the title thereto existing as of the Commencement Date; (b) any state of facts which an accurate survey or physical inspection might show, (c) all Applicable Laws, (d) any violations of Applicable Laws which may exist at the commencement of the Lease Term, and (e) the presence of any Hazardous Materials at or under the Property or at or under any property in the vicinity of the Property. NONE OF LESSOR, LENDER OR ANY AFFILIATE THEREOF HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, HABITABILITY, COMPLIANCE WITH ANY PLANS AND SPECIFICATIONS, CONDITION, DESIGN, OPERATION, LOCATION, USE, DURABILITY, MERCHANTABILITY, CONDITION OF TITLE, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF) FOR ANY PARTICULAR PURPOSE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NONE OF LESSOR, ANY AFFILIATE THEREOF OR LENDER OR ANY DESIGNEE THEREOF SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR FOR THE FAILURE OF THE PROPERTY TO BE CONSTRUCTED IN ACCORDANCE WITH ANY PLANS AND SPECIFICATIONS THEREFOR, FOR THE COMPLIANCE OF THE PLANS AND SPECIFICATIONS FOR THE PROPERTY WITH APPLICABLE LAWS OR FOR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO OTHERWISE COMPLY WITH ANY APPLICABLE LAWS. It is agreed that Lessee has inspected the Property, is satisfied with the results of its inspections of the Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the preceding sentence. The provisions of this Section 5.1 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, any Affiliate thereof or Lender, express or implied, with respect to the Property, that may arise pursuant to any law now or hereafter in effect, or otherwise and specifically negating any warranties under the Uniform Commercial Code.

     Section 5.2 Lessee's Rights to Governmental Licenses.

     (a) So long as this Lease is in full force and effect and no Lease Event of Default has occurred and is continuing, Lessor authorizes Lessee (directly or through agents) at Lessee's expense to assert during the Lease Term all of Lessor's rights (if any) under any applicable Governmental Licenses.

     (b) So long as this Lease is in full force and effect and no Lease Event of Default has occurred and is continuing, Lessor agrees, at Lessee's sole cost and expense, to cooperate with Lessee and take all other action necessary or reasonably requested by Lessee to enable Lessee to enforce all of Lessee's rights (if any) pursuant to this Section 5.2, and except as may be required pursuant to the Loan Documents, Lessor will not, during the Lease Term, amend, modify or waive, or take any action under, any applicable Governmental License without Lessee's prior written consent.

     (c) Lessor and Lessee agree, at no cost or expense to Lessor, to fully cooperate with each other to extend and renew or cause to be extended or renewed, from time to time, the Governmental Licenses. Lessee shall keep and maintain, or cause to be kept and maintained in full force and effect all Governmental Licenses as are required for the legal use, occupancy and/or operation of each Individual Property and otherwise perform, or cause to be performed, all obligations set forth in the Loan Documents.

                               ARTICLE VI - LIENS

     Section 6.1 Liens.

     (a) Except with respect to Permitted Liens, Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist or permit any Lien on or with respect to any and all of the Property, to this Lease or the leasehold interest created hereby, or to Rent, or any title thereto or interest therein, or the rentals payable with respect to the subletting of the Property. Lessee shall promptly, but not later than sixty (60) days after Lessee has knowledge of the filing thereof, at its own expense, take such action as may be necessary to discharge or eliminate or bond any such Lien (other than Permitted Liens) in a manner reasonably satisfactory to Lessor, and, in any event, in full compliance with the provisions of the Loan Documents, provided however Lessee may contest such Lien subject to compliance with the Lessee Contest Conditions.

     (b) Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the property or to the property or any part thereof, which would result in any liability of Lessor for payment therefore. Notice is hereby given that neither Lessor nor Lender shall be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding an interest in the Property or any part thereof through or under Lessee, and that no mechanics or other Liens for any such labor, services or materials shall attach to the Property.

                          ARTICLE VII - USE AND REPAIR

     Section 7.1 Use.

          The Property may be used for: the operation of early childhood care and educational centers and any ancillary uses thereto permitted under Applicable Laws ("Permitted Use") and Lessee agrees to keep the Property in good condition and operate the Property consistent with current operations. Subject to and in accordance with all Applicable Laws, Lessee covenants and agrees that Lessee shall not use the Property for any use other than the Permitted Use, except for de minimus uses of the Property during hours outside normal operating hours for Lessee's Permitted Use, and except pursuant to Immaterial Leases (as defined in the Loan Agreement). Notwithstanding anything contained herein to the contrary, Lessee shall not use or permit the use of the Property or any part thereof for any unlawful or illegal purposes or in violation of any certificate of occupancy, or for any extra-hazardous purpose or in such manner as to create or constitute a nuisance of any kind, taking into account Lessee's Permitted Use. Lessor makes no representations or warranties with respect to the lawful purposes for which the Property may be used.

     Section 7.2 Maintenance.

     (a) Lessee, at its sole cost and expense, shall at all times (i) keep and maintain the Property in good condition and repair, subject to ordinary wear and tear for the Permitted Use, including, without limitation, in relation to each Individual Property, the roof, landscaping, walls, footings, foundations, HVAC, mechanical and electrical systems in or serving such Individual

Property, structural and nonstructural components and systems of such Individual Property, all sidewalks, roads, parking areas, walkways forming part of such Individual Property and all utility connections which neither the applicable municipality nor a utility company is obligated to repair and maintain, (ii) maintain the Property in accordance with all Applicable Laws and the requirements of all insurance policies relating to the Property required to be maintained hereunder or under the Loan Documents, and (iii) subject to the provisions of the last sentence of this Section 7.2(a), promptly make all repairs to or replacements of the Property of every kind and nature (substantially equivalent in quality and workmanship to the original work) necessary to keep the same in the condition required by the preceding clauses
(i) and (ii), whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen and whether or not necessitated by defects, latent or otherwise and regardless of whether such expenditures would constitute expenses under GAAP if made by the owner of the Property. Lessee shall, at Lessor's request and sole expense, execute and deliver any deeds or assignments reasonably requested by Lessor to evidence the vesting of title in and to the replacements in Lessor. Title to all replacements to or for any portion of the Property shall vest in Lessor without any obligation to pay any compensation therefore to Lessee and shall be deemed to constitute a part of the Property and be subject to this Lease. Lessee shall, at Lessor's request and sole expense, execute and deliver any deeds or assignments reasonably requested by Lessor to evidence the vesting of title in and to the replacements in Lessor. Notwithstanding anything to the contrary in this Section 7.2(a), Lessee shall not be required to make any capital repairs or restorations to the Property during the final year of the Lease Term.

     (b) Lessor shall not, under any circumstances, be required to build any improvements on the Property or to make any repairs, replacements, alterations or renewals of any nature or description to all or any portion of the Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease, or to maintain all or any portion of the Property in any way. Lessee hereby waives any right it may have, now or in the future, to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

     Section 7.3 Alterations.

     (a) Provided that no Lease Event of Default has occurred and is continuing, Lessee, at any time and from time to time, at its sole cost and expense, may make: (1) any non-structural Alterations to any Individual Property without obtaining Lessor's prior consent; (2) any Alterations permitted pursuant to the terms of the Loan Agreement, (3) any structural Alterations to any Individual Property which do not materially adversely affect the Fair Market Sales Value of such Individual Property, without obtaining Lessor's prior consent; and (4) structural Alterations to any Individual Property which would be reasonably likely to materially adversely affect the Fair Market Sales value of such Individual Property, after giving prior notice to Lessor, and obtaining Lessor's prior written consent, which will not be unreasonably withheld. Notwithstanding the foregoing, for so long as all or any portion of the Loan remains outstanding, Lessee shall not make any Alterations other than in accordance with, and subject to, the provisions of the Loan Documents, including, without limitation, the requirement to obtain Lender's consent in relation to certain Alterations pursuant to Section 4.1.10 and Article VI of the Loan Agreement.

     (b) If Alterations may reasonably be expected to materially and adversely affect the Fair Market Sales Value of the applicable Individual Property, Lessor may, at any time, notify Lessee that Lessee must remove any such Alterations upon the expiration or sooner termination of this Lease. If removal of the Alterations is required as provided herein, Lessee must do so, and shall, at its sole cost and expense, repair any damage to the applicable Individual Property caused by the removal of such Alterations and shall restore the applicable Individual Property to substantially the same condition as existed prior to such Alterations being made, ordinary wear and tear excepted.

     (c) Every Alteration shall be made in compliance with the Loan Documents and shall comply with the following additional terms (which compliance shall be at Lessee's sole cost and expense): (1) the Alteration shall be built under the supervision of a certified architect who shall be licensed in the appropriate jurisdiction to the extent required for the filing of any plans in connection with such Alteration, provided, however, no such architect shall be required when the aggregate amount of the Alteration is less than $150,000, unless required by Applicable Law, (2) the structural integrity of the existing Improvements with respect to the applicable Individual Property will not be impaired in any material respect upon completion of the work in connection with said Alterations, and (3) such Alterations will not encroach upon any adjacent premises unless appropriate easements and consents shall have been obtained, and in any event, such encroachment shall be de minimis in nature. In connection with any Alteration, Lessee shall perform and complete all work in a good and workmanlike manner in compliance with Applicable Laws without the imposition of any Liens or assessments, other than Permitted Liens. Lessee shall maintain or cause to be maintained at all time during construction all builder's risks insurance and comprehensive general liability insurance required under the Loan Documents and this Lease naming Lessor, the Lender and such other Persons as may be reasonably required by Lessor as additional insureds.

     (d) With respect to any Alterations for which Lessee must obtain the consent of Lessor pursuant to the terms of this Lease, Lessor shall have twenty
(20) days after Lessee's delivery of its request for consent, together with preliminary drawings and specifications for such Alterations, within which Lessor may grant or not grant Lessee's request for consent. With respect to any Alterations for which Lender's consent is not required pursuant to the terms of the Loan Agreement, if Lessor shall have not, within such twenty (20) day period, notified Lessee that such consent will not be granted (which notice, to be effective, must be accompanied by a detailed explanation for Lessor's denial of consent) such consent shall be deemed granted. All reasonable costs of review incurred by Lessor (whether or not the Alteration is approved) shall be paid by Lessee within thirty (30) days of receipt of a reasonably detailed invoice therefore. Lessor agrees to request consent of Lender with respect to any Alterations as and to the extent required by the Loan Agreement. Lessor hereby acknowledges that the undertaking and completion of any Alterations are subject to compliance by Lessor with the provisions of the Loan Documents, including Sections 4.1.10 and 6.4 of the Loan Agreement and Lessee agrees that Lessee shall not be permitted to undertake or perform any Alterations in violation of the Loan Documents.

     (e) No Alteration shall be undertaken until Lessee shall have delivered to Lessor a certificate or other evidence reasonably satisfactory to Lessor of the existence of insurance policies required hereunder bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lessor of such payments, for the insurance required under Section 7.3(c) and the Loan Documents, which shall be kept in full force and effect until the substantial completion of the Alteration.

     Section 7.4 Title to Alterations.

     (a) Title to all Alterations to any portion of the Property shall vest in Lessor without any obligation to pay any compensation therefore to Lessee and shall be deemed to constitute a part of the Property and be subject to this Lease.

     (b) Lessee shall, at Lessor's request and at Lessee's sole cost and expense, execute and deliver any deeds or assignments reasonably requested by Lessor to evidence the vesting of title in and to such Alterations in Lessor.

     Section 7.5 Limitation on Compliance.

          Lessee may contest any Applicable Law subject to compliance with the Loan Documents and the Lessee Contest Conditions. Lessor shall, at Lessee's sole cost and expense, cooperate fully with Lessee in connection with seeking any such exemption. Lessor will not be required to join in any proceedings pursuant to this Section 7.5 unless a provision of any Applicable Laws requires, that such proceedings be brought by or in the name of Lessor; in that event Lessor will join in the proceedings or permit the proceedings to be brought in its name, subject as aforesaid to compliance with the provisions of the Loan Documents and provided Lessee pays all reasonable costs and expenses (including attorneys' fees and expenses) incurred by Lessor in connection with such proceedings, and fully indemnifies Lessor for all such costs and expenses.

     Section 7.6 Compliance with Law; Environmental Compliance.

          Subject to the provisions of Section 7.5 above, Lessee, at Lessee's expense, shall comply at all times, and in all material respects, with all Applicable Laws, including Environmental Laws. Lessee shall notify Lessor and the Lender immediately if (i) Lessee becomes aware of the presence of any Hazardous Material at, on, under, emanating from, or migrating to, the Property in any quantity or manner, which violates any Environmental Law, or (ii) Lessee receives any notice, claim, demand or other communication from a Governmental Authority or a third party regarding the presence of any Hazardous Material at, on, under, within, emanating from, or migrating to the Property which violates any Environmental Law. Such compliance includes, without limitation, Lessee's obligation, at its expense, to remediate (in accordance with Applicable Law, this Lease and the Loan Documents) any violation of any Applicable Law, now or hereafter existing, currently known or unknown to Lessee and/or Lessor, as and when such violations are made known to Lessee; provided, however, Lessee may contest any such Environmental Laws subject to compliance with Section 7.5.

     Section 7.7 Payment of Impositions.

     (a) Lessee shall pay or cause to be paid all Impositions before any fine, penalty, premium, further interest (except as provided in the immediately succeeding sentence with respect to installments) or cost may be assessed or added for nonpayment, such payments to be made directly to the taxing authorities where feasible or otherwise in accordance with the Cash Management Agreement. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (regardless whether interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same in installments (together with such interest), and in such event Lessee shall pay only those installments that become due and payable during the Lease Term or relate to the Lease Term, together with any such interest, as the same become due and before any fine, penalty, premium, further interest or cost may be assessed of added thereto. Lessee may contest any Imposition, subject to compliance with the Loan Documents and the Lessee Contest Conditions.

     (b) Irrespective of the cause thereof, Lessor shall not be liable for any loss or damage resulting from Lessee's failure to pay any Imposition in accordance with Section 7.7(a). In the event of Lessee's failure to pay any Imposition, subject to its contest rights in Section 7.7(a), Lessor shall have the right, together with Lessor's remedies set forth herein, but shall not be obligated, to pay such Impositions. All sums advanced by Lessor to pay any Imposition which Lessee is required to pay hereunder shall be due and payable by Lessee to Lessor on demand and shall earn interest from and after the date the same are paid by Lessor, whether or not demand for repayment is then made, at the Default Rate.

     Section 7.8 Reserve Funds

     (a) Lessee shall, to the extent required by the Cash Management Agreement and the other Loan Documents, establish and maintain the reserve accounts for amounts owed under this Lease, including, but not limited to the payment of Impositions, Insurance Premiums, Base Rent and Alterations and for anticipated capital expenditures, operating expenses, management fees and excess cash flow (the "Reserve Accounts"). To the extent permitted by the Loan Documents, such Reserve Accounts will not be required in the event that Lessee provides an irrevocable letter of credit satisfying the requirements of the Loan Documents.

     (b) Any funds required to be deposited pursuant to this Lease and the Cash Management Agreement, shall be deposited in the applicable Reserve Account specified in the Cash Management Agreement and held and applied in accordance with the Loan Documents.

     Section 7.9 Adjustment of Impositions.

          Impositions with respect to an Individual Property for a billing period during which the Lease Term expires or terminates as to the Individual Property shall be adjusted and prorated on a daily basis between Lessor and Lessee, whether or not such Imposition is imposed before or after such expiration or termination, and Lessee's obligation to pay its pro rata share thereof shall survive such expiration or termination. Lessor acknowledges that Lessee may bring any tax certiorari or other actions for refunds of Impositions for which Lessee is liable, or relating to periods prior to the Commencement Date of the Lease Term and Lessee shall be entitled to all such refunds relating to such periods during the Lease Term. Lessor agrees to reasonably cooperate with Lessee in such proceedings at the sole cost and expense of Lessee. Lessor shall not bring any tax certiorari or other actions or contest any Imposition relating to the Lease Term or any period prior thereto without the prior written approval of Lessee which approval may be withheld in Lessee's sole judgment.

     Section 7.10 Utility Charges.

          Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer services and all other utilities used in or on the Property during the Lease Term, and such obligation on the part of Lessee shall survive the expiration or earlier termination of this Lease until all such outstanding balances have been paid. Lessor shall not be required to furnish any services, utilities or facilities whatsoever to the Individual Properties (including, without limitation, electricity, gas, steam, oil, water, sewer, heating, ventilating and air conditioning, cleaning and security). Lessee assumes the full and sole responsibility for obtaining all services, utilities and facilities required at the Individual Properties, and shall pay all costs, expenses and charges of every kind and nature relating to any of the foregoing and Lessee shall indemnify Lessor against, and hold Lessor harmless from, all such costs, expenses and charges. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, whether before or after the Commencement Date, shall be promptly paid over to Lessee, which obligation shall survive the expiration or earlier termination of this Lease.

                            ARTICLE VIII - INSURANCE

     Section 8.1 Coverage.

     (a) Until repayment of the Loan in full, at its sole cost and expense, Lessee shall maintain or cause to be maintained, insurance of the types and in the amounts as are required to be maintained by Lessor pursuant to Article V of the Loan Agreement.

     (b) Nothing in this Article VIII shall prohibit the Lessee from maintaining at its expense insurance on or with respect to the Property, naming the Lessee as insured and/or loss payee for an amount greater than the insurance required to be maintained under this Section 8.1, unless such insurance would conflict with or otherwise limit the availability of or coverage afforded by insurance required to be maintained under Section 8.1.

     (c) Copies of certificates required to be delivered under Section 8.1(a) shall be delivered to Lessor at the same time they are required to be delivered to the Lender pursuant to the Loan Documents.

     (d) Irrespective of the cause thereof, Lessor shall not be liable for any loss or damage to any Improvements or other portion of the Property resulting from fire, explosion or any other Casualty. In the event of Lessee's failure to provide, obtain or maintain the insurance called for under this Lease, Lessor shall have the right, together with Lessor's remedies set forth herein, but shall not be obligated, to obtain the policies of insurance required under this Lease and to pay the premiums for such insurance. All sums advanced by Lessor to pay premiums on insurance policies which Lessee is required to maintain hereunder shall be due and payable by Lessee to Lessor on demand and shall earn interest from and after the date the same are paid by Lessor, whether or not demand for repayment is then made, at the Default Rate.

     (e) Without in any way limiting the foregoing, Lessee shall insure the Property and the operations and liabilities related thereto at least to the same standards as applicable to comparable properties owned or operated by Lessee and its Affiliates.

                    ARTICLE IX - RETURN OF PROPERTY TO LESSOR

     Section 9.1 Return of Property.

     (a) Upon the Termination Date, Lessee at its sole cost and expense, shall return the applicable Property or Properties and all personal property (including replacements procured in accordance with the terms hereof) thereon to Lessor by surrendering the same into the possession of Lessor as follows:

          (i) free and clear of all Liens, other than Permitted Liens.

          (ii) subject to Article XI hereof, in material compliance with all Applicable Laws and in material compliance with the maintenance and all other conditions required by this Lease.

     (b) Upon the return of the Property, Lessee shall assign and/or deliver therewith:

          (i) all transferable licenses, permits, maintenance contracts and warranties and the like held by Lessee by general assignment;

          (ii) as built-drawings of each Individual Property including plans for HVAC, mechanical and electrical systems, to the extent readily available in files maintained in Lessee's corporate office; and

          (iii) keys and all other security access codes to the Property.

     (c) Delivery of the Property to Lessor in a condition other than that required herein shall not in and of itself constitute Lessee a holdover tenant for purpose of Section 21.22 of this Lease.

                 ARTICLE X - ASSIGNMENT AND SUBLEASE BY LESSEE

     Section 10.1 General Prohibition on Transfers.

          Except as provided in this Article X, Lessee shall have no right to transfer, assign, mortgage, hypothecate, or otherwise encumber this Lease or Lessee's interest in all or any portion of the Property, any Individual Property or any part thereof (including without limitation, any sublease), or transfer any direct or indirect interest in Lessee unless expressly permitted by the Loan Agreement or otherwise approved by Lender in its sole and absolute discretion (each a "Transfer"). Any attempted Transfer in violation of the provisions of this Section shall be void and confer no rights upon any third person. If this Lease be assigned, or if the Property or any part thereof be sublet or occupied by anybody other than Lessee, in any case, except as provided in this Article X, Lessor may, after default by Lessee, collect rent from the assignee, subtenant or occupants of Lessee, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupants of Lessee, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained.

     Section 10.2 Permitted Transfers

     (a) Lessee shall have the right to effectuate any Transfer that is permitted pursuant to the Loan Agreement. Any Transfer not permitted pursuant to the Loan Agreement shall require Lender's prior written consent.

     Section 10.3 Lessee's Right to Sublease.

     (a) So long as no Lease Event of Default has occurred and is continuing, Lessee may, at any time and from time to time, sublease the Property or any portion thereof to any Person or permit the occupancy of the Property or any portion or portions thereof by any Person, subject in each case to obtaining Lender's consent unless such sublease is an Immaterial Lease (as defined in the Loan Agreement) and otherwise complying with the applicable provisions of the Loan Documents. Any such sublease, sub-sublease, license, occupancy agreement or similar agreement (each, a "Sublease") shall not release Lessee from its primary liability for the performance of its duties and obligations hereunder, and Lessee shall continue to be obligated for all obligations of "Lessee" in this Lease, which obligations shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no Sublease had been made. Lessee shall furnish to Lessor and the Lender within fifteen (15) days after the execution of each Sublease an executed copy of such Sublease.

     (b) Each Sublease shall provide that:

          (i) such Sublease is expressly subject and subordinate to this Lease and to all matters to which this Lease is or shall be subordinate (including, without limitation, the Mortgages);

          (ii) such Sublease does not extend beyond the Lease Term minus one day;

          (iii) such Sublease and all of the subtenant's rights thereunder shall be expressly made subject to all of the obligations of Lessee under this Lease, and to the further condition and restriction that the Sublease shall not be assigned, encumbered or otherwise transferred, or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Lessor (which consent shall not be unreasonably withheld or conditioned by Lessor) in each instance; and

          (iv) upon any termination of this Lease, the Sublessee shall be obligated, at Lessor's written election (which election must be consented to by Lender), and subject to the provisions of any subordination, non-disturbance agreement and attornment agreement executed between Lessor and any such Sublessee, to attorn to and recognize Lessor as the lessor under such Sublease, whereupon such Sublease shall continue as a direct lease between the Sublessee and Lessor upon all the terms and conditions of such Subleases.

     Section 10.4 General Provisions Relating to Transfers.

     (a) Each permitted assignee or transferee of Lessee's interest in this Lease (but not a subtenant) shall assume and be deemed to have assumed this Lease and all of Lessee's obligations under this Lease, and shall be and remain liable jointly and severally with Lessee for the payment of all Base Rent, Supplemental Rent and other charges and payments due under this Lease, and for the full and timely performance of and compliance with all the terms, covenants, conditions and agreements herein contained on Lessee's part to be performed or complied with for the entire Lease Term. Lessee or such assignee, subtenant or transferee of Lessee shall deliver to Lessor at Lessee's cost and expense a fully executed and acknowledged duplicate original of the instrument of assignment, sublease or transfer which contains a covenant of assumption (if not a sublease) by an assignee or transferee of all of the obligations aforesaid, and a confirmation (including a sublease) of the covenant under Section 10.1.

     (b) The consent by Lessor to any Transfer shall not relieve Lessee, the assignee, the subtenant or any other transferee from obtaining the express consent in writing of Lessor (which consent, unless expressly provided to the contrary in this Article X, shall not be unreasonably withheld or conditioned by Lessor to any other or further Transfer).

     (c) Lessee shall reimburse Lessor on demand for all reasonable out-of-pocket costs (including all reasonable legal fees and disbursements, as well as the costs of making investigations as to the acceptability of a proposed assignee or subtenant) which may be incurred by Lessor in connection with a request by Lessee for consent to any proposed Transfer.

     (d) If Lessor shall decline to consent to any proposed Transfer, Lessee shall indemnify, defend and hold Lessor harmless from and against any and all loss, liability, damages, cost and expense (including reasonable attorneys' fees disbursements), resulting from any claims that may be made against Lessor by the proposed assignee, subtenant or other transferee, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed Transfer.

     (e) Under no circumstances shall any Transfer be permitted hereunder which would violate the provisions of the Loan Documents.

             ARTICLE XI - LOSS; DESTRUCTION; CONDEMNATION OR DAMAGE

     Section 11.1 Event of Loss.

     (a) If there shall occur an Event of Loss with respect to any Individual Property or Individual Properties (said Individual Property or Individual Properties being referred to herein as the "Affected Property"), subject to any requirement of the Lender pursuant to Article V of the Loan Agreement, Lessee shall give Lessor and the Lender prompt written notice thereof and elect, within sixty (60) days after the occurrence of the Event of Loss, one of the following options (and, if Lessee shall fail to so elect by the last day of such sixty
(60) day period, Lessee shall be deemed to have elected to restore pursuant to paragraph (i) below):

          (i) Restore and rebuild the Improvements at the Affected Property which were damaged as a result of such Event of Loss so as to have a value, utility and remaining useful life at least equal to the value, utility and remaining useful life of the Affected Property immediately prior to such Event of Loss, without any abatement, decrease or diminution in the Base Rent, such restoration to be completed in a diligent manner, subject to Unavoidable Delays (and Lessee shall remain liable for the completion of such restoration beyond the expiration of the Lease Term to the extent not completed prior to such expiration and, in such event, shall continue to pay Base Rent and Supplemental Rent with respect to the Affected Property from the date of such expiration to the date of completion in accordance with the provisions of this Lease); or

          (ii) In the event that any Affected Property is released from the lien of the Mortgage pursuant to Section 2.4.2, Section 11.28 or Section 11.29 of the Loan Agreement, Lessee may elect upon giving not less than ten (10) days written notice to Lessor to terminate the Lease with respect to such Affected Property ("Loss Termination Date"). In such event, the following amount shall be paid to or retained by Lessor on such Loss Termination
     Date: (A) all Net Proceeds related to the Affected Property, plus (B) unpaid Rent due with respect to the Affected Property through such Loss Termination Date.

     (b) Subject to the terms of the Loan Agreement, upon payment in full of the amount set forth in Section 11.1(a)(ii) and the release of any Affected Property from the lien of the Mortgage pursuant to Section 2.4.2, Section 11.28 or
Section 11.29 of the Loan Agreement, the Lease Term shall end with respect to such Affected Property, and the obligations of Lessee hereunder (other than any obligations expressed herein as surviving termination of this Lease) with respect to such Affected Property shall terminate as of the date of such payment. If the Affected Property is not released by a Property Release pursuant to Section 21.27, Base Rent shall continue to accrue and be payable without abatement, set-off, deduction or other reduction of any kind whatsoever. If the Affected Property is released by a Property Release pursuant to Section 21.27, then the Base Rent shall be reduced in accordance with Sections 3.1(b) and 21.27(b).

     Section 11.2 Application of Payments Relating to an Event of Loss When Lease Continues.

          Subject to Section 11.4 and the provisions of the Loan Documents, payments received at any time by Lessor or Lessee from any Governmental Authority or other Person with respect to any Affected Property as to which an Event of Loss shall have occurred, in a case in which this Lease will not terminate because Lessee has elected, or is deemed to have elected, to proceed under Section 11.1(a)(i), shall be paid to Lessee, to be applied, as necessary, for the repair or restoration of the Improvements with respect to such Affected Property. All such repair and restoration shall be effected by Lessee in compliance with Applicable Laws, this Lease and the Loan Documents. Subject to the foregoing provisions, from and after any Event of Loss, and during or prior to any period of repair or rebuilding pursuant to this Article XI, this Lease will remain in full force and effect, and Rent shall continue to accrue and be payable without abatement, set-off, deduction or other reduction of any kind whatsoever. The provisions of this Section 11.2 are subject to the provisions of the Loan Documents.

     Section 11.3 Application of Payments Not Relating to an Event of Loss.

          In case of a Condemnation or Casualty which is not an Event of Loss or which does not result in a termination of this Lease in accordance with the above provisions of Article XI, this Lease shall remain in full force and effect, without any abatement, set-off, deduction or other reduction of Rent of any kind whatsoever. Subject to Section 11.4, all Net Casualty Proceeds shall be paid to Lessee to repair or replace the Affected Property. All Net Condemnation Proceeds shall, to the extent related to the taking of use during the Lease Term, be paid to Lessee and, to the extent awarded with respect to use of the Affected Property for any time period after the expiration or termination of the Lease Term with respect to such Individual Property after the release of such Individual Property from the lien of the Mortgage pursuant to Section 2.4.2,
Section 11.28 or Section 11.29 of the Loan Agreement, shall be paid to Lessor. Any Net Condemnation Proceeds that were awarded for the taking of title to a portion of the Affected Property shall be shared and paid equitably between Lessee (to compensate Lessee for all damages (including the obligation to continue paying Base Rent hereunder for the portion of the Affected Property no longer owned by Lessor) and Lessor (to compensate Lessor for its lost residual interest in the Affected Property). The provisions of this Section 11.3 are subject to the provisions of the Loan Documents.

     Section 11.4 Other Dispositions.

     (a) To the extent not required to be applied toward prepayment of the Loan pursuant to the Loan Documents, Net Casualty Proceeds or Net Condemnation Proceeds, as the case may be, in excess of the Restoration Threshold (as defined in the Loan Documents) with respect to each Individual Property (each, as applicable, the "Restoration Fund") in respect of such Casualty or Condemnation, as the case may be, shall be paid to the Proceeds Trustee for release to Lessee pursuant to the provisions hereof as restoration progresses, subject to and in accordance with Section 11.4(b) and the Loan Documents. Lessor and Lessee hereby authorize and direct any insurer, to make payment under policies of casualty insurance required to be maintained by Lessee pursuant to Section 8.1(a) directly to the Proceeds Trustee instead of to Lessor and Lessee jointly; and Lessee and Lessor each hereby appoints the Proceeds Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease. In the event that a Casualty shall occur at such time as Lessee, in contravention of the terms of this Lease, shall not have maintained property or casualty insurance to the extent required by said Section 8.1(a), Lessee shall, within thirty (30) days of the Casualty, pay to the Proceeds Trustee the amount of the proceeds that would have been payable had such insurance been in effect and such amount shall constitute a part of the Restoration Fund for all purposes hereof. Notwithstanding the foregoing provisions of this Article XI, so long as a Lease Event of Default shall be continuing, any amount that would otherwise be payable to or for the account of Lessee pursuant to this Article XI shall be paid to the Lender (or to Lessor if the Loan has been paid in full) as security for the obligations of Lessee under this Lease and, at such time thereafter as the Lease Event of Default shall have been waived or no longer be continuing, unless Lessor shall be exercising its remedies under Section 14.1, or an "Event of Default" under the Loan Documents shall have occurred and be continuing, such amount shall be paid promptly to Lessee or the Proceeds Trustee in accordance with this Lease (subject to other terms hereof).

     (b) The Restoration Fund, if any, shall be disbursed by the Proceeds Trustee in accordance with the Loan Documents and, to the extent not inconsistent therewith, the following conditions:

          (i) At the time of any disbursement, no Lease Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged, unbonded or not insured over.

          (ii) Disbursements (subject to the holdback in Section 11.4(b)(iv) below) shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects' certificates, of the stage of completion, of the estimated cost of completion and of performance of the work to date in accordance with the contracts, plans and specifications, (2) partial releases of Liens from all Persons performing such work, and (3) other reasonable evidence of cost and payment so that the Proceeds Trustee is able to verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the Property and free and clear of (or such claims have been bonded or insured over), mechanics' and materialmen's lien claims.

          (iii) Each request for disbursement shall be accompanied by a certificate of Lessee describing the work, materials or other costs or expenses for which payment is requested, stating the cost incurred in connection therewith and stating that Lessee has not previously received payment for such work or expense and the certificate to be delivered by Lessee upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

          (iv) The Proceeds Trustee may retain five percent (5%) of the amounts otherwise disbursable until the restoration is substantially complete.

          (v) The Restoration Fund shall be kept in an escrow account in accordance with the provisions of the Loan Documents or, if the Loan shall have been repaid in full, in a separate interest-bearing federally insured account by the Proceeds Trustee.

          (vi) At all times the undisbursed balance of the Restoration Fund held by Proceeds Trustee plus any funds already contributed thereto by Lessee shall be not less than the cost of completing the restoration, free and clear of all Liens (other than Permitted Liens).

          (vii) In addition, prior to commencement of restoration and at any time during restoration, if the estimated cost of restoration, as reasonably determined by the Proceeds Trustee, exceeds the then amount of the Restoration Fund, the amount of such excess shall be paid upon demand by Lessee to the Proceeds Trustee to be added to the Restoration Fund. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of restoration shall be applied in accordance with the Loan Documents or, if the Loan has been repaid in full, shall be paid to Lessee.

     Section 11.5 Negotiations.

          In the event the Property (or any portion thereof) becomes subject to any Condemnation, Lessee shall control the negotiations with the relevant Governmental Authority, unless: (i) a Lease Event of Default shall be continuing, (ii) the Net Condemnation Proceeds will likely be in excess of the Restoration Threshold (as defined in the Loan Documents) with respect to any Individual Property, or (iii) the Loan Documents otherwise provide that Lender shall control such negotiations, in which event, in any of the foregoing cases, Lessor (or if the Loan Documents are in effect, the Lender or Lessor) at Lessee's expense may elect in writing to control such negotiations; provided that in any event Lessor and/or Lender may elect to participate at Lessee's sole cost and expense in such negotiations. Lessee shall give to Lessor and the Lender such information, and copies of such documents, which relate to such proceedings and are in the possession of Lessee or are readily obtainable by Lessee, as are reasonably requested by Lessor or the Lender. Lessor shall use good faith efforts to be reasonable when incurring expenses payable by Lessee hereunder.

                            ARTICLE XII - INSPECTION

     Section 12.1 Inspection Rights.

          Upon not less than five (5) Business Days' prior written notice to Lessee (or immediately in an emergency or if a Lease Event of Default shall be continuing), Lessor and/or the Lender, and their respective representatives (collectively, "Inspecting Party"), may inspect the Property with respect to Lessor, and with respect to Lender, only in accordance with the provisions of the Loan Documents, including any confidentiality agreements executed by Lender, subject to the rights under any Subleases of any sublessees and occupants in the Property. Lessee shall have the right to accompany the Inspecting Party on any such inspection provided Lessee does not interfere or hinder such inspection and provided that non-availability of a Lessee representative shall not prevent or delay such inspection. In exercising any Inspection Rights hereunder, Lessor shall not interfere with or disrupt the normal operation of Lessee's or any sublessee's or occupant's business. Lessor, and any third parties entering the Property at Lessor's invitation or request , including Lender, shall at all times strictly observe Lessee's rules relating to security on the Property.

     Section 12.2 Additional Rights.

          In addition, to the rights set forth in Section 12.1 and any right of entry and/or inspection granted to Lender in the Loan Documents, the Inspecting Party shall have the right, upon the same notice set forth above, to enter the Property at all reasonable times, accompanied by a representative of Lessee (a) to perform any obligation of Lessor or to exercise any right reserved to Lessor in the Lease (including, without limitation, the right to make repairs or improvements, or to perform maintenance of the Property if Lessee fails to do so in accordance with the terms of this Lease) and (b) to exhibit the Property to prospective purchasers or mortgagees and, during the last twelve (12) months of the Lease Term to prospective Lessees. The foregoing rights do not include the right to inspect any confidential and/or proprietary information of Lessee.

                     ARTICLE XIII - LEASE EVENTS OF DEFAULT

     Section 13.1 Lease Events of Default.

          The following events shall each constitute a "Lease Event of Default":

     (a) Lessee shall fail to make any payment of Base Rent, Impositions (unless payment of such Impositions is being contested by Lessee in accordance with
Section 4.1.2 of the Loan Agreement) or Insurance Premiums in the time period required to be paid under this Lease;

     (b) Lessee shall fail to make any payment of Supplemental Rent (other than any Supplemental Rent required to be paid pursuant Section 13.1(a)) and such failure shall continue for a period of ten (10) days after written notice by Lessor (or the Lender) to Lessee of such failure; provided, however, Lessee shall not be entitled to more than two (2) written notices pursuant to this subsection 13.1(b) during any Lease Year, and if after Lessee receives such two
(2) written notices in any Lease Year, any other payment of Supplemental Rent is not paid within ten (10) Business Days after it is due within such Lease Year, a Lease Event of Default will be deemed to have occurred without the requirement of any further notice by Lessor;

     (c) Lessee shall fail to timely perform or observe any covenant or agreement (not otherwise specified in this Article XIII) to be performed or observed by it hereunder and such failure shall continue for a period of thirty
(30) days after written notice thereof from Lessor or the Lender; provided that the continuation of such a failure for thirty (30) days or longer (such additional period not to exceed ninety (90) days after such notice) shall not constitute a Lease Event of Default if such failure cannot reasonably be cured within such thirty (30) day period, and Lessee shall be diligently and continuously prosecuting the cure of such failure;

     (d) Lessee shall fail to carry or maintain in full force any insurance required hereunder;

     (e) any representation or warranty made by the Lessee herein shall prove to have been incorrect in any material respect when such representation or warranty was made, and shall remain materially incorrect for a period of thirty (30) days after written notice from Lessor or the Lender or such longer period as may be reasonably necessary to cure such breach (such additional period not to exceed ninety (90) days after such notice) provided that Lessee commences such cure within the original thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

     (f) (i) Lessee makes any general arrangement or assignment for the benefit of creditors, (ii) becomes a "debtor" as defined in 11 U.S.C. ss. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Property or of Lessee's interest in this Lease, where possession is not restored to Lessee within ninety (90) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Property or of Lessee's interest in this Lease where such seizure is not discharged within ninety (90) days.

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                           ARTICLE XIV - ENFORCEMENT

     Section 14.1 Remedies.

          Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor shall be entitled to all remedies at law or in equity and, without limiting the foregoing, may, at its option, by notice to Lessee do one or more of the following as Lessor in its sole discretion shall determine:

     (a) Lessor may, by notice to Lessee, terminate this Lease as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of any or all of the Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee, (B) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease with respect to any or all of the Property, and (C) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of any or all of the Property shall be valid unless the same be made in writing and executed by Lessor;

     (b) Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Article IX as if the Property were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith, and (ii) without prejudice to any other remedy which Lessor may have for possession of the Property, enter upon the Property and take immediate possession of (to the exclusion of Lessee) the Property and expel or remove Lessee and (subject to the terms of any Lessor SNDA) any other Person who may be occupying the same, by summary proceedings or otherwise, all without liability to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for the reasonably necessary costs and expenses of reletting, including without limitation, brokers fees, Lessee improvements and inducements for new Lessees, security costs, expenses of the Lender, prepayment or other penalties under any note or mortgage and the costs of any repairs made by Lessor. The provisions of this Section 14.1(b) shall operate as a notice to quit and shall be deemed to satisfy any other requirement or provisions of Applicable Laws which may require Lessor to provide a notice to quit or of Lessor's intention to re-enter any or all of the Property and any such requirements or provisions are hereby waived by Lessee;

     (c) Except as Lessor may otherwise be required by Applicable Laws and subject to Lessor's obligation to use reasonable efforts to mitigate its damages, Lessor may hold, keep idle or lease to others the Property as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that Lessee's obligation to pay Rent from and after the occurrence of a Lease Event of Default shall be reduced by the net proceeds, if any, received by Lessor from leasing the Property to any Person, or allowing any Person to use the Property, other than Lessee for the same periods or any portion thereof;

     (d) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease; or

     (e) Lessor may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof including, without limitation, the right to sue for and collect the present value of all future Base Rent from date of termination for the balance of the Lease Term (if the Lease had not terminated) discounted monthly at the annual rate then in effect as the Discount Rate of the Federal Reserve Bank of New York. Separate suits may be brought to collect any such damages for any period or periods with respect to which Rent shall have accrued, and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent period, or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term.

     Section 14.2 Survival of Lessee's Obligations.

          No repossession or reletting of any or all of the Property or exercise of any remedy under this Lease, including termination of this Lease, shall, relieve Lessee of any of its liabilities and obligations hereunder, including the obligation to pay Rent, all of which liabilities and obligations shall survive such repossession or reletting, exercise of remedies or termination. In addition, Lessee shall be liable for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by Lessor and the Lender by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, and including all costs and expenses incurred in connection with the return of the Property in the manner and condition required by, and otherwise in accordance with the provisions of,
Article IX as if the Property were being returned at the end of the Lease Term. At any sale of any or all of the Property or any other rights pursuant to
Section 14.1, Lessor or the Lender may bid for and purchase the Property.

     Section 14.3 Remedies Cumulative; No Waiver; Consents.

          To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express

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or implied waiver by Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default.

                    ARTICLE XV - RIGHT TO PERFORM FOR LESSEE

     Section 15.1 Right to Perform.

          If Lessee shall fail to perform or comply with any of its agreements contained herein, such that a Lease Event of Default shall have occurred and be continuing, Lessor may with no further notice perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of payment required to be made by Lessee hereunder and made by Lessor on behalf of Lessee, and the costs and expenses of Lessor (including reasonable attorneys' fees and expenses) incurred in connection with the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Default Rate, shall be deemed Supplemental Rent, payable by Lessee to Lessor upon demand. In addition, during the continuance of a Lease Event of Default in respect of Lessee's obligations under Section 7.2 and/or Section 7.6, then, in addition to the rights above and at the cost of Lessee, (a) Lessor shall have the right to hire Persons (as selected by Lessor in its reasonable discretion) at Lessee's expense to cure such Lease Event of Default, and to take any and all other actions necessary to cure such Lease Event of Default, and (b) Lessee shall cooperate with Lessor, and the Persons so hired by Lessor, in the performance of such cure, including, without limitation, (i) providing access to the subject Property in a manner that does not interfere with Lessee's operation of the subject Property as a Permitted Use, at reasonable times, upon reasonable advance notice of at least forty eight (48) hours notice to Lessee, such access to be coordinated through the Real Estate Asset Manager at Lessee's corporate office, (ii) making available water, electricity and other utilities existing at or on the subject Property, and (iii) restricting or closing the subject Property, but only if such restriction or closure is reasonably necessary for the performance of such cure and provided that such closure shall be done for and during a time period and in such manner that balances the need for the maintenance or repair of the subject Property (and doing so in a safe manner) and the continuing operations of the subject Property.

                           ARTICLE XVI - INDEMNITIES

     Section 16.1 General Indemnification.

     (a) Lessee agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, from and against any and all Claims that may be suffered, imposed on or asserted against any Indemnitee, arising out of (i) the leasing of the Property to Lessee and the subleasing, return, operation, possession, use, non-use, maintenance, modification, alteration, reconstruction, restoration, substitution, or replacement of the Property or the Lease, or from the granting by Lessor at Lessee's request of easements, licenses or any similar rights with respect to all or any part of the Property, or from the construction, design, purchase or condition of the Property (including any Claims arising, directly or indirectly, out of the actual or alleged presence, use, storage, generation, release or threat of release of any Hazardous Materials or Allowed Hazardous Materials, and any Claims for patent, trademark or copyright infringement and latent or other defects, whether or not discoverable), including any

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
liability under Applicable Laws (including, without limitation, any Claims arising directly or indirectly out of any actual or alleged violation, now or hereafter existing, of any Environmental Laws) and including any Claims resulting from Lessee's exercise of its rights under Section 7.5 hereof, (ii) the non-compliance of the Property with Applicable Laws (including because of the existence of the Permitted Liens), (iii) the cost of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Property or any surrounding areas over which in either case Lessee has or may have responsibility, (iv) the costs incurred to comply with Environmental Laws in connection with all or any portion of the Property or any surrounding areas over which in either case Lessee has or may have responsibility, (v) any default, breach or violation by Lessee or any of its agents, employees or Affiliates (other than Lessor) of any term or provision of this Lease or which constitutes a default under the Loan Documents, and (vi) any other act or omission of Lessee or its agents, contractors, licensees, subtenants or invitees. Lessee acknowledges that the foregoing includes any costs incurred by Lessor or the Lender in performing any inspections of any Property if such inspection reveals the presence of Hazardous Materials in violation of Environmental Law or other problems for which Lessee is responsible under the terms of this Lease. Notwithstanding the foregoing, Lessee shall not be required to indemnify any Indemnitee under this Section 16.1 for any of the following:
(1) any Claim to the extent attributable to acts or events which occur after the later to occur of (i) the expiration or earlier termination of the Lease Term and vacating of the Property by Lessee or (ii) with respect to the Property, the date upon which the Property has been surrendered to Lessor, in each case, except to the extent such loss or liability arose because of (x) a breach by Lessee of this Lease, or (y) any personal injury or illness, property damage or environmental contamination which occurred or existed prior to such return, or
(2) any Claim to the extent resulting from the willful misconduct or gross negligence, of such Indemnitee. Upon receipt thereof by such Indemnitee, Lessee shall be entitled to credit against any payments due under this Section 16.1 any net insurance proceeds actually paid to or for the benefit of the Indemnitee to be indemnified in respect of the related Claim under or from insurance paid for, directly or indirectly, by Lessee or assigned to Lessor by Lessee and required to be maintained by Lessee, to the extent such insurance recoveries exceed the costs and expenses incurred by Indemnitee in recouping such insurance recovery.

     Section 16.2 Indemnification Procedure.

     (a) In case any Claim shall be made or brought against any Indemnitee, such Indemnitee shall give prompt notice thereof to Lessee, provided that failure to so notify Lessee shall not reduce Lessee's obligations to indemnify hereunder. Lessee shall be entitled, at its expense, acting through counsel selected by Lessee (and reasonably satisfactory to such Indemnitee), to participate in, and, to the extent that Lessee desires to, assume and control, in consultation with Indemnitee, the negotiation, litigation and/or settlement of any such Claim (subject to the provisions of the last sentence of subparagraph (b) of this Section 16.2). Such Indemnitee may (but shall not be obligated to) participate at its own expense (unless Lessee is not properly performing its obligations hereunder or a Lease Event of Default has occurred and is continuing, in which case, such participation shall be at Lessee's sole cost and expense) and with its own counsel in any proceeding conducted by Lessee in accordance with the foregoing. If Lessee shall defend the Indemnitee in any such suit or proceeding, then, unless such Indemnitee shall determine (in its good faith reasonable discretion) that a conflict of interest exists between Lessee and such Indemnitee, Lessee shall not be obligated to reimburse the

Indemnitee for the cost of such Indemnitee's attorneys' fees or expenses incurred in connection with such suit or proceeding.

     (b) Each Indemnitee shall at Lessee's expense supply Lessee with such information and documents reasonably requested by Lessee in connection with any Claim for which Lessee may be required to indemnify any Indemnitee under Section
16.1. No Indemnitee shall enter into any settlement or other compromise with respect to any Claim for which indemnification is required under Section 16.1 without the prior written consent of Lessee which consent shall not be unreasonably withheld or delayed.

     (c) Upon payment in full of any Claim by Lessee pursuant to Section 16.1 to or on behalf of an Indemnitee (except to the extent the Claim is against Lessor or its affiliates or arises in connection with any actions of Lessor or its affiliates), Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than Claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise reasonably cooperate with Lessee to enable Lessee to pursue such claims.

     (d) Prior to paying any amount otherwise payable to an Indemnitee pursuant to Section 16.1, Lessee shall be entitled to receive from such Indemnitee a written statement describing the amount so payable and such additional information as Lessee may reasonably request and which is reasonably available to such Indemnitee to properly substantiate the requested payment.

     (e) Lessor and Lessee agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies) with respect to any property loss which is covered by insurance then being carried by Lessor or Lessee, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all Claims with respect to such loss; and they further agree that Lessor and Lessee shall each cause their respective insurance companies to waive any right of subrogation such insurance company may have otherwise been entitled to against Lessor or Lessee, as applicable, even though extra premium may result therefrom. In the event that any extra premium is payable by Lessee as a result of the waivers and conditions set forth in this provision, Lessor shall not be liable for reimbursement to Lessee for such extra premium.

              ARTICLE XVII - LESSEE REPRESENTATIONS AND COVENANTS

     Section 17.1 Representations and Warranties.

          Lessee represents and warrants to Lessor that the following are true and correct as of the Commencement Date except as disclosed in writing to Lessor (or disclosed in the Loan Documents):

     (a) Due Organization. Lessee is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. Lessee has the corporate

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
power and authority to conduct its business as now conducted, to own or hold under lease its property, to lease the Property and to enter into and perform its obligations hereunder. Lessee is duly qualified to do business and is in good standing as a foreign corporation in any jurisdiction where the failure to so qualify would have a material adverse effect on its ability to perform its obligations hereunder, including any state in which any Individual Property is located.

     (b) Due Authorization; No Conflict. This Lease has been duly authorized by all necessary corporate action on the part of Lessee and has been duly executed and delivered by Lessee, and the execution, delivery and performance hereof by Lessee will not, (i) require any approval of the stockholders of Lessee or any approval or consent of any trustee or holder of any indebtedness or obligation of Lessee, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Lessee or the charter or by-laws or other organizational documents of Lessee or (iii) contravene or result in any breach of or constitute any default under Lessee's charter or by-laws or other organizational documents, or any indenture, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Lessee is a party or by which Lessee is bound, or result in the creation of any Lien upon any of the property of Lessee, to the extent that such breach, default or creation of Lien would (x) have a material adverse effect on the ability of Lessee to perform its obligations hereunder, or (y) be a material breach or default, or result in a Lien arising, under a material indenture, mortgage, loan agreement, lease or other agreement.

     (c) Governmental Actions. All Governmental Action required in connection with the execution, delivery and performance by Lessee of this Lease, has been obtained, given or made.

     (d) Enforceability. This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors', mortgagees' or lessors' rights in general and by general principles of equity.

     (e) No Event of Loss. No Event of Loss has occurred, and no event or condition has occurred of which Lessee has knowledge, which would, with the passage of time or the giving of notice, or both, constitute an Event of Loss.

     (f) Financial Advisors and Brokers. Neither Lessee nor Lessor has retained or dealt with any broker, finder or financial advisor in connection with the transactions contemplated by this Lease. Lessor and Lessee agree to defend, indemnify and save harmless the other party against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from a party's breach of the foregoing representation.

     (g) Bankruptcy. No bankruptcy, reorganization, arrangement or insolvency proceedings are pending, threatened or contemplated by Lessee, and Lessee has not made a general assignment for the benefit of creditors.

     (h) Rents. Lessee has not paid Rent to Lessor (or any Affiliate of Lessor) more than thirty (30) days in advance, and no Rent payable hereunder has been waived, released, or otherwise discharged or compromised by Lessor (or any of its Affiliates).

     (i) Litigation and Proceedings. There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened, against or affecting Lessee (or any of its members) or the Property, which in Lessee's reasonable opinion, if adversely determined, would materially impair either the Property or Lessee's ability to perform the covenants or obligations required to be performed hereunder.

     (j) Solvency/Fraudulent Conveyance. Lessor (i) has not entered into the transaction contemplated by this Lease with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under this Lease. The fair saleable value of Lessee's assets exceeds and will, immediately following the Commencement Date, exceed Lessee's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Lessee's assets is and will, immediately following the Commencement Date, be greater than Lessee's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured, Lessee's assets do not and, immediately following the Commencement Date will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Lessee does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Lessee and the amounts to be payable on or in respect of obligations of Lessee).

                  ARTICLE XVIII - SUBORDINATION AND ATTORNMENT

     Section 18.1 Subordination.

     (a) Subject to this Article XVIII, this Lease is, and all of the terms, provisions, covenants, conditions and Lessee's rights hereunder are and shall at all times remain and continue to be, subject and subordinate in all respects to:
(i) all mortgages and building loan agreements, deeds of trust, leasehold mortgages, which may now or hereafter affect all or any portion of the Property, including, without limitation, the Loan Agreement and the other Loan Documents (any of the foregoing, a "Superior Mortgage"); and (ii) all renewals, modifications, replacements, substitutions, increases and extensions of any Superior Mortgage.

     (b) As a material inducement for Lessor to enter into this Agreement with Lessee, Lessee hereby agrees that it shall, assign its right, title and interest in and to the Management Agreement to Lender pursuant to the Assignment of Management Agreement (as defined in the Loan Agreement).

     Section 18.2 Attornment to Successor Lessors.

     (a) If at any time any holder of a Superior Mortgage, its Affiliates or designees, successors or assigns or any purchaser at a foreclosure sale or sale by power of sale (collectively, "Successor Lessor") shall succeed to the rights of Lessor under this Lease, Lessee shall at the option of such Successor Lessor, attorn to and recognize any such Successor Lessor as Lessee's landlord under this Lease upon the terms of this Lease.

     (b) Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Lessor and Lessee upon all terms, conditions and covenants as are set forth herein. If this Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Lessor or a foreclosure action or proceeding or delivery of a deed-in-lieu thereof, upon request of Successor Lessor, Lessee shall promptly execute and deliver a direct lease with Successor Lessor which direct lease shall be on substantially the same terms and conditions as this Lease (subject, however, to the provisions of clauses (i)-(v) of this Section 18.2(b)) and shall be effective as of the day this Lease shall have terminated as aforesaid. Notwithstanding the continuation of this Lease, the attornment of Lessee thereunder or the execution of a direct lease between Successor Lessor and Lessee as aforesaid, Successor Lessor shall not:

          (i) be liable for any previous act or omission of Lessor under this Lease;

          (ii) be subject to any offset, defense or counterclaim which shall have theretofore accrued to Lessee against Lessor;

          (iii) be bound by any modification of this Lease or by any previous prepayment of rent or additional rent for more than one (1) month which Lessee might have paid to Lessor, unless such modification or prepayment shall have been expressly approved in writing by Lender;

          (iv) be liable for any security deposited under this Lease unless such security has been actually paid to Lender or Successor Lessor; and

          (v) be liable or obligated to comply with or fulfill any of the obligations of the Lessor under this Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on, in or to the Property (or any portion thereof), leasehold improvements, tenant work letters and/or similar items.

     Section 18.3 Right to Cure.

     (a) Lessee shall promptly notify Lender after it has knowledge of any default by Lessor under this Lease and of any act or omission of Lessor which would give Lessee the right to cancel or terminate the Lease or to claim a partial or total eviction.

     (b) In the event of a default by Lessor under this Lease, Lessee shall have no right to terminate this Lease. If Lessee has any rights under Applicable Law to terminate this Lease (including actual or constructive eviction in whole or in part), Lessee hereby waives such rights, to the extent permitted by Applicable Law.

     (c) In the event of a default by Lessor under this Lease which would give Lessee the right, pursuant to Applicable Law (which Lessee was not permitted by Applicable Law to waive pursuant to Section 18.3(b)), immediately or after the lapse of a period of time, to cancel or terminate this Lease or to claim a partial or total eviction, or in the event of any other act or omission of Lessor which would give Lessee the right to cancel or terminate this Lease, Lessee shall not exercise such right (i) until Lessee has given written notice of such default, act or omission to Lender and (ii) unless Lender has failed, within thirty (30) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such thirty (30) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Loan Documents to remedy the same (which reasonable period shall in no event be less than the period to which Lessor would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Lessee written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Lessor until after Lender obtains possession of the Property or any portion of it, Lessee may not terminate or cancel this Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender (or its receiver) secures possession of the Property provided that Lender promptly after receipt of notice from Lessee commences foreclosure or other action necessary to secure such possesssion of the Property and diligently prosecutes such action to completion.

     (d) Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.

     Section 18.4 Status of Lender.

          Upon the occurrence and during the continuance of an Event of Default by Borrower (as defined under the Loan Documents), Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Lessor under this Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Lessee under this Lease as though Lender were named therein as Lessor.

     Section 18.5 Liability of Successor Lessor.

     (a) Notwithstanding anything contained herein to the contrary, in the event that a Successor Lessor shall acquire title to the Property or any portion thereof, Successor Lessor shall have no obligation, nor incur any liability, beyond Successor Lessor's then interest, if any, in the Property or such portion, and Lessee shall look exclusively to such interest, if any, of Successor Lessor in the Property for the payment and discharge of any obligations imposed upon Successor Lessor under this Lease, and Successor Lessor is hereby released or relieved of any other liability hereunder and under this Lease. Lessee agrees that, with respect to any money judgment which may be obtained or secured by Lessee against Successor Lessor, Lessee shall look solely to the estate or interest owned by Successor Lessor in the Property, and Lessee will not collect or attempt to collect any such judgment out of any other assets of Successor Lessor.

     (b) Except as specifically provided in this Lease, Lender shall not, by virtue of this Lease, the Loan Agreement, the Mortgages or any other Loan Document be or become subject to any liability or obligation to Lessee under this Lease or otherwise.

                  ARTICLE XIX - TRANSFER OF LESSOR'S INTEREST

     Section 19.1 Permitted Transfer.

          Subject to all applicable restrictions and provisions set forth in the Loan Documents, Lessor may transfer its right, title and interest in and to the Property and its rights under this Lease and the other documents relating thereto with respect to such Property, on the following terms and conditions (each of which shall be satisfied prior to the effective date of the transfer):

     (a) such transfer shall be in compliance with Applicable Laws and shall not create a relationship which would violate Applicable Laws;

     (b) the transferor shall have given at least ten (10) days' prior notice to Lessee of such transfer, which notice shall contain such information and evidence as shall be reasonably necessary to establish compliance with this
Article XIX and the name and address of the transferee for notices;

     (c) the transferor and the transferee shall each have delivered to Lessee an Officer's Certificate to the effect that the conditions to the proposed transfer prescribed by this Article XIX to be met by the transferor or the transferee, respectively, have been satisfied; and

     (d) the transferee shall have assumed in writing the obligations of the transferor under this Lease from and after the date of such transfer (subject to Section 18.5(a) hereof) and a copy of the lease assumption documentation shall have been delivered to Lessee.

     Section 19.2 Non-Applicability of Section 19.1.

          Section 19.1 of this Lease shall not apply to a transfer (i) after the occurrence of a Lease Event of Default or (ii) at a foreclosure sale or sale by power of sale in connection with the foreclosure of any Lien held by a Lender on the Property.

     Section 19.3 Effect of Transfer.

          From and after any transfer effected in accordance with this Article XIX, the transferor shall be released, to the extent of the interest transferred (if less than all) and the obligations assumed by the transferee, from its liability hereunder and under the other documents to which it is a party relating to the interests being transferred. Such release shall be in respect of obligations (that are assumed by the transferee) arising on or after the date of such transfer. Upon any transfer by Lessor as above provided, any such transferee shall be deemed to be a "Lessor" for all purposes of such documents and each reference herein to Lessor shall thereafter be deemed to include a reference to such transferee for all purposes, except as provided in the preceding sentence. Lessee agrees to execute any and all documents reasonably appropriate to effectuate the contemplated transfer by Lessor, including, without limitation, an amendment to this Lease providing that with respect to the Property transferred, the new Lessor shall be Lessor and the existing Lessor shall (i) be released from its liabilities with respect to the Property transferred (to the extent assumed by the transferee) to the extent arising on and after the date of such transfer and (ii) remain Lessor with respect to the Property retained by the transferor (if any). The foregoing may be effected by Lessee and such new Lessor also entering into a new lease, on all of the terms and conditions of this Lease (and for the remaining Lease Term), if requested by such Lessor.

             ARTICLE XX - PERMITTED - LESSOR FINANCING; ASSUMPTION

     Section 20.1 Lessor Financing During Lease Term.

          Lessee hereby expressly acknowledges and consents to the Lien imposed in favor of the Indebtedness pursuant to the Loan Documents. With respect to any refinancing of the initial Indebtedness or additional financing during the Lease Term, Lessor shall be free to encumber the Property, provided that under no circumstances shall any such financing materially and adversely affect the rights and privileges of Lessee under this Lease, or increase the nature, scope or amount of any obligations or liabilities (including any contingent liabilities) of Lessee in excess of those existing prior to any such further encumbrances by Lessor. Lessee and its Affiliates shall reasonably cooperate to facilitate such financing. Such cooperation shall include, without limitation,
(i) naming such new lender(s) as additional insureds on insurance policies required under Section 8.1(a) hereof, (ii) entering into an amendment to this Lease provided that such amendment does not modify, in a manner adverse to Lessee, the Rent provisions, the Lease Term or the provisions of Articles X, XI or XIII or otherwise materially increase Lessee's obligations or materially reduce Lessee's rights under this Lease, and (iii) permitting a cash management system and the reserves required thereunder in a manner pursuant to the Cash Management Agreement or other such agreement which is reasonably acceptable to Lender or any new lender, provided however, that such reserves shall only be required to the extent they are of amounts which are or will become the obligation of Lessee hereunder.

     Section 20.2 Lessee's Consent to Assignment for Indebtedness.

     (a) Lessee acknowledges that in order to secure Lessor's obligations under the Loan Documents, Lessor has agreed in the Loan Agreement, the Assignments of Lease and in the Mortgages, among other things, to the assignment (to the extent provided therein) to the Lender of Lessor's right, title and interest to this Lease. While the Loan Documents or any replacements thereof are in effect, Lessee hereby consents to such assignment and covenants and agrees with Lessor and Lender:

          (i) simultaneously to deliver to the Lender, at its address for notices set forth herein or at such other address as the Lender shall designate, all notices and other communications which Lessee is required to deliver to the Lessor pursuant to this Lease;

          (ii) that all consents to be delivered by the Lessor pursuant to this Lease shall not be effective unless consent is also given by the Lender, to the extent Lender consent is required by the Loan Documents;

          (iii) that it shall not, except as provided in this Lease or under Applicable Law, seek to recover from the Lender any moneys paid to the Lender by virtue of the Assignment of Lease and the foregoing provisions; provided, however, that neither the Assignment of Lease nor the foregoing provisions shall limit Lessee's right to recover (A) any payment made to Lender which duplicates another payment made to the Lender, whether due to computational or administrative error or otherwise, if the Lender has received such payment, or (B) any amounts that have been paid to or are actually held by the Lender that is required to be refunded to, repaid, or otherwise released to or for the benefit of Lessee under this Lease;

          (iv) that Lessee shall not pay any Rent prior to such payment's scheduled due date except as provided in this Lease;

          (v) that Lessee shall not enter into any agreement subordinating, amending, supplementing, modifying, surrendering or terminating this Lease without the prior written consent of the Lender;

          (vi) that any such action described in (v) above by Lessee without the prior written consent of the Lender shall, at the Lender's election, not be binding on the Lender;

          (vii) that if this Lease shall be amended or otherwise modified, it shall continue to constitute collateral under the Loan without the necessity of any further act by Lessor, Lessee or the Lender;

          (viii) that Lessee shall not take any action to terminate, rescind or avoid this Lease, notwithstanding, to the fullest extent permitted by law, the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Lessor or any assignee of Lessor and notwithstanding any action with respect to the Lease which may be taken by an assignee, trustee or receiver of Lessor or of any such assignee or by any court in any such proceedings;

          (ix) that Lessee shall comply with all of the requirements of the Loan Agreement applicable to Lessee; provided that nothing herein shall be construed as Lessee's agreement to be bound by and perform the obligations of Lessor under the Loan Documents;

          (x) that Lessee shall not modify or amend its organizational documents without the prior written consent of Lender.

                          ARTICLE XXI - MISCELLANEOUS

     Section 21.1 Binding Effect; Successors and Assigns Survival.

          The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer the Property in accordance with the Loan Documents) and inure to the benefit of their respective permitted successors and assigns, and the rights hereunder of the Lender shall inure (subject to such conditions as are contained herein) to the benefit of its permitted successors and assigns.

     Section 21.2 Quiet Enjoyment.

          So long as Lessee shall pay the Base Rent, Supplemental Rent and any other amounts payable by Lessee hereunder as the same become due and payable and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder in all respects, Lessee shall have the right to peaceably and quietly hold, possess and use any and all of the Property hereunder during the Lease Term.

     Section 21.3 Notices.

          All notices and other instruments given or delivered pursuant to this Lease shall be in writing and sent by telefax (with electronic confirmation of receipt) or by hand delivery, prepaid United States registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, and the giving of such notice or other communication shall be deemed to have been given (i) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (ii) when delivered by hand, (ii) on the earlier of receipt or refusal by the addressee to accept delivery after being sent by first class registered or certified mail, postage prepaid, return receipt requested, or (iii) on receipt or refusal of the addressee to accept delivery when sent by a nationally recognized overnight courier. Copies of notices must be sent to all of the parties listed below. Each of the parties hereto shall have the right to specify, from time to time, as its address for purposes of this Lease, any address and any addressee, in the continental United States, upon giving fifteen (15) days written notice thereof to the other parties. The addresses of the parties for purposes of this Lease, until notice has been given as above provided, shall be as follows:

          If to Lessee:        KC Opco, LLC
                               c/o KinderCare Learning Centers, Inc.
                               650 NE Holladay St., Suite 1400
                               Portland, OR  97232
                               Attention:  Eva M. Kripalani
                               Facsimile:  (503) 872-1391

          If to Lessor:        KC Propco, LLC
                               c/o KinderCare Learning Centers, Inc.
                               650 NE Holladay St., Suite 1400
                               Portland, OR  97232
                               Attention:  Eva M. Kripalani
                               Facsimile:  (503) 872-1391

          If to Lender:        Morgan Stanley Mortgage Capital Inc.
                               1221 Avenue of the Americas, 27th Floor
                               New York, New York  10020
                               Attention:  Christian Malone
                               Facsimile No. (212) 507-4123
          with a copy to:      Morgan Stanley Mortgage Capital Inc.
                               1585 Broadway, 10th Floor
                               New York, New York  10036
                               Attention:  Andrew Berman
                               Facsimile No. (212) 761-0747

     Section 21.4 Severability.

          Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and each party hereto shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Law, Lessee and Lessor hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     Section 21.5 Amendment; Complete Agreements.

          Neither this Lease nor any of the terms hereof may be terminated, surrendered, amended, supplemented, waived or modified orally, but may be terminated, surrendered, amended, supplemented, waived or modified only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought and, for so long as all or any portion of the Loan remains outstanding, approved by Lender. Any amendment, modification, termination or surrender of this Lease during the period that the Loan remains outstanding that is not approved by Lender shall not be binding on any mortgagee or any transferee of any Individual Property pursuant to a transfer of title by foreclosure, power of sale or deed in lieu thereof. This Lease is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein.

     Section 21.6 Headings.

          The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

     Section 21.7 Counterparts.

          This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original fully enforceable counterpart for all purposes, but all such counterparts shall together constitute but one and the same instrument.

     Section 21.8 Governing Law.

          This Lease shall be governed by, and construed in accordance with, the laws of the State of New York; provided, however, that the provisions for the enforcement of Lessor's rights and remedies hereunder shall be governed by the laws of the respective states where the Individual Properties are located to the extent necessary for the validity and enforcement thereof.

     Section 21.9 Estoppel Certificates.

          Lessor and Lessee agree that at any time and from time to time during the Lease Term, it will promptly, but in no event later than fifteen (15) days after request by the other party hereto or by Lender, execute, acknowledge and deliver to such other party or Lender (as applicable) an estoppel certificate in the form attached hereto as Exhibit B. Such certificate may be relied upon by Lender, any trustee, purchaser, servicer and rating agency in connection with a securitization of the Loan, any participant of Lender's interest in the Loan, together with the successors and assigns of each of the foregoing, and any bona fide, permitted purchaser of, or mortgagee with respect to, Lessor's or Lessee's interest in the Property (direct or indirect), or any prospective sublessee or assignee of Lessee with respect to the Property.

     Section 21.10 Easements and Permits.

     (a) Subject to the provisions of the Loan Documents and provided that no such action could reasonably be expected to have a material adverse effect upon Lessee's ability to perform its obligations under this Lease, or an adverse effect on the useful life, utility or the Fair Market Value of any Individual Property, Lessor will join with Lessee from time to time at the request of Lessee (and at Lessee's sole cost and expense) to:

          (i) grant new (or release existing) easements, servitudes, licenses, rights of way and other rights and privileges in the nature of easements, with respect to any Individual Property, (ii) execute amendments to any covenants and restrictions affecting any Individual Property, (iii) secure any permits or approvals desired by Lessee in connection with any Individual Property, and (iv) dedicate or transfer portions of any or all of any Individual Property for road, highway or other public purposes; and

          (ii) execute and deliver any instrument, in form and substance reasonably acceptable to Lessor, necessary or appropriate to make or confirm the grants, releases or other actions described above in Section 21.10(a).

     (b) Lessor agrees that it shall not grant any easements, licenses or other possessory interests in the Property (other than in connection with the Indebtedness or as permitted under Section 21.10, which shall be applicable during the Lease Term) to any party without Lessee's prior written consent, which may be withheld in Lessee's sole judgment.

     Section 21.11 No Joint Venture; True Lease.

          Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed. Lessor and Lessee intend that this Lease constitutes a "true lease" for U.S. federal, state and local income tax purposes.

     Section 21.12 No Accord and Satisfaction.

          The acceptance by Lessor of any sums from Lessee (whether as Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between such parties regarding sums due and payable by Lessee hereunder, unless Lessor specifically deems it as such in writing.

     Section 21.13 No Merger.

          In no event shall the leasehold interests, estates or rights of Lessee hereunder, or of the Lender merge with any interests, estates or rights of Lessor in or to any and all of the Property, it being understood that such leasehold interests, estates and rights of Lessee hereunder, and of the Lender shall be deemed to be separate and distinct from Lessor's interests, estates and rights in or to the Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

     Section 21.14 Lessor Bankruptcy.

          During the Lease Term, the parties hereto agree that if Lessee elects to remain in possession of any and all of the Property after the rejection of the Lease by Lessor under Section 365(h) of the Bankruptcy Code, all of the terms and provisions of this Lease shall be effective during such period of possession by Lessee.

     Section 21.15 Naming and Signage of the Property.

          Subject to all matters of record affecting the Property as of the Date hereof and Applicable Laws, Lessee shall have the sole and exclusive right, at any time and from time to time, to select the name or names of the Property and the Improvements, and the sole and exclusive right to determine not to use any name in connection with the Property, as well as all rights in respect of signage for or in connection with the Property. Lessor shall not have or acquire any right or interest with respect to any such name or names used at any time by Lessee, or any trade name, trademark service mark or other intellectual property of any type of Lessee.

     Section 21.16 Expenses.

          Whenever this Lease provides for the reimbursement by Lessee of costs and expenses of Lessor or any other party, then such reimbursement obligation shall be limited to reasonable, out-of pocket third-party costs and expenses.

     Section 21.17 Investments.

          Any moneys held by Lessor, the Proceeds Trustee or Lender pursuant to this Lease, including pursuant to Section 11.4, shall (i) be held in accordance with the Loan Documents or (ii) following repayment of the Loan in full, until paid to Lessee, be invested by Lessor, the Proceeds Trustee or Lender in investments as directed by or on behalf of Lessee. Any gain (including interest received) realized as a result of any such investment (net of any fees, commissions, taxes and other expenses, if any, incurred in connection with such investment) shall be retained with, and distributed and re-invested in the same manner, as the original principal amount. Lessor, the Proceeds Trustee and Lender shall have no liability for any losses arising from any such investments or reinvestments except as a result of their gross negligence or willful misconduct (or in the case of the Proceeds Trustee or Lender, violation of the provisions of the Loan Documents with respect to such investments). Following repayment of the Loan in full, at such time as there no longer exists a requirement under this Lease for Lessor or the Proceeds Trustee to hold such amounts and as long as this Lease remains in full force and effect and no Lease Event of Default has occurred and is continuing, such amounts, together with any income thereon, shall be disbursed to Lessee.

     Section 21.18 Further Assurances.

          Lessor and Lessee, at the cost and expense of the requesting party, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any of the others reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Lease. Nothing herein shall obligate Lessee to provide to Lessor or the Lender any proprietary or confidential information relating to the manner, method and procedures of Lessee's business operations, or relating to Lessee's business plan. Lessee acknowledges that the information required in
Section 21.25 below is not covered by this exclusion.

     Section 21.19 Conveyance Expenses.

          All transfer taxes, title insurance premiums, and other costs, fees and expenses (including reasonable attorneys fees and expenses) incurred in connection with the transfer of any or all of the Property to Lessee under the provisions of this Lease shall be paid by Lessee.

     Section 21.20 Independent Covenants.

          The covenants of Lessor and Lessee herein are independent and several covenants and not dependent on the performance of any other covenant in this Lease.

     Section 21.21 Lessor Exculpation.

          Anything to the contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Lessor shall be made for the purpose of binding all of Lessor's right, title and interest in and to the Property, and none of Lessor or any Affiliate or any of their successors and assigns shall have any liability under this Lease in excess of, and Lessee shall have no recourse under this Lease against Lessor or any Affiliate except, subject to the Loan Documents, with respect to, Lessor's interest in the Property, Net Proceeds and Rent.

     Section 21.22 Holding Over.

          Lessee covenants that if for any reason Lessee or any sublessee of Lessee shall fail to vacate and surrender possession of the Property or any part thereof on or before the expiration or earlier termination of this Lease and the Lease Term (subject to the terms of any Lessor SNDA), then Lessee's or any sublessee's continued possession of the Property shall be construed as a tenancy at sufferance, during which time, without prejudice and in addition to any other rights and remedies Lessor may have hereunder or at law, Lessee shall pay to Lessor an amount equal to the greater of (i) the Fair Market Rental Value of the Property at such time, or (ii) one hundred fifty percent (150%) of the total amount of Base Rent payable hereunder immediately prior to such termination (the "Existing Base Rent"). Lessee shall continue to pay one hundred percent (100%) of Supplemental Rent during any holdover period. The provisions of this Section
21.22 shall not in any way be deemed to (i) permit Lessee to remain in possession of the Property after the Expiration Date or sooner termination of this Lease, or (ii) imply any right of Lessee to use or occupy the Property upon expiration or termination of this Lease and the Lease Term and no acceptance by Lessor of payments from Lessee after the Expiration Date or sooner termination of the Lease Term shall be deemed to be other than on account of the amount to be paid by Lessee in accordance with the provisions of this Section. Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease.

     Section 21.23 Survival.

          The following provisions shall survive the termination or expiration of this Lease:(i) 4.1, 5.1, 7.4, 7.6, 7.7, 7.9 (only with respect to Impositions arising during the Lease Term), 7.10 and Articles VI, IX and XVI, to the extent relating to unfulfilled obligations of Lessee arising or occurring prior to the date of termination of this Lease, (ii) any provision of this Lease pursuant to which the Lessor or Lessee had an existing obligation which was unsatisfied at the time of termination of this Lease and remains unsatisfied, and (iii) any other provision expressly stated to so survive; provided, however, that nothing in this Section 21.23 shall be deemed to extend any applicable statute of limitations.

     Section 21.24 Financial Reporting.

          Lessee shall comply with Section 4.1.6 of the Loan Agreement and deliver to Lender and Lessor any financial statements required to be delivered thereunder.

     Section 21.25 Lessor Representation.

          This Lease has been duly authorized by all necessary action on the part of Lessor and has been duly executed and delivered by Lessor, and the execution, delivery and performance hereof by Lessor will not, (i) require any consent or approval of any Person, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Lessor or the organizational documents of Lessor or (iii) contravene or result in any breach of or constitute any default under Lessor's organizational documents, or any indenture, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Lessor is a party or by which Lessor is bound.

     Section 21.26 Limitation on Lessor Liability.

     (a) Irrespective of the cause thereof, Lessor shall not be liable for any loss or damage resulting from Lessee's failure to fulfill its obligations under this Lease. In the event that Lessee fails to perform or fulfill its obligations hereunder, Lessor shall have the right, together with Lessor's remedies set forth herein, but shall not be obligated, to fulfill such obligations. All sums advanced by Lessor to fulfill any obligation which Lessee is required to perform or pay hereunder shall be due and payable by Lessee to Lessor on demand and shall earn interest from and after the date the same are paid by Lessor, whether or not demand for repayment is then made, at the Default Rate.

     Section 21.27 Property Release.

     (a) This Lease shall terminate with respect to any Individual Property if such Individual Property is released from the lien of the Mortgage pursuant to
Section 2.4.2 or Section 11.28 of the Loan Agreement (a "Property Release").

     (b) Upon any Property Release, the following shall occur:

          (i) the Lease Term shall end with respect to such Individual Property, and the obligations of Lessee hereunder (other than any obligations expressed herein as surviving termination of this Lease) with respect to such Individual Property shall terminate as of the date of such release; and

          (ii) the Base Rent payable by Lessee under Section 3.1 shall be reduced by the Property Release Amount (as shown on Schedule 21.27) with respect to such Individual Property.

     Section 21.28 Property Substitution

          If any Individual Property is substituted pursuant to Section 11.29 of the Loan Agreement, such substitution shall simultaneously occur with respect to this Lease. Upon any such substitution of any Individual Property pursuant to this Section 21.28 or Article XI hereof, such property substituted out shall no longer be a part of the definition of "Property" and the property substituted in shall be an "Individual Property" which is a part of the definition of "Property".

     Section 21.29 Third Party Beneficiaries

          Nothing in this Lease shall be deemed to create any right in any Person (other than the Lender to the extent provided herein) not a party hereto, and this Lease shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than the Lender and any Indemnitee to the extent provided herein). It is expressly understood that Lender is and shall be a third party beneficiary of this Agreement.

          IN WITNESS WHEREOF, Lessor and Lessee have duly authorized, executed and delivered this Lease as of the date first herein above set forth.

                                        LESSOR:

                                        KC Propco, LLC, a Delaware limited
                                        liability company



                                        By: /s/ EVA M. KRIPALANI
                                            ------------------------------------
                                            Name: Eva M. Kripalani
                                            Its: Senior Vice President, General
                                                 Counsel and Corporate Secretary


                                        LESSEE:

                                        KC Opco, LLC, a Delaware limited
                                        liability company


                                        By: /s/ EVA M. KRIPALANI
                                            ------------------------------------
                                            Name: Eva M. Kripalani
                                            Its: Senior Vice President, General
                                                 Counsel and Corporate Secretary

                                     LIST OF
                             EXHIBITS AND SCHEDULES


                                    EXHIBITS

          Exhibit A                         Memorandum of Lease
          Exhibit B                         Estoppel Certificate


                                    SCHEDULES

          Schedule 1.1                      Individual Properties
          Schedule 21.27                    Property Release Amounts

                                    EXHIBIT A

                               MEMORANDUM OF LEASE


This Instrument was prepared by
And, After Recording, Return To:

Erik G. Quarfordt, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017






                               MEMORANDUM OF LEASE

                                     Between

                                 KC Propco, LLC
                                   ("Lessor")

                                       And

                                  KC Opco, LLC
                                   ("Lessee")


     THIS MEMORANDUM OF LEASE ("Memorandum"), dated as of July 1, 2003, is between KC Propco, LLC (the "Lessor") and KC Opco, LLC ("Lessee").

     Section 1.1 Leased Property. Pursuant to the terms of that certain Lease Agreement (the "Lease"), dated as of the date hereof, between Lessor and

Lessee, Lessor leases to Lessee those certain parcel or parcels of real property (including all improvements located thereon) as more particularly described in Schedule A attached hereto (the "Property").

     Section 1.2 Term. The term (the "Term") of the Lease shall commence on the date hereof and shall expire on December 31, 2033 (the "Expiration Date").

     Section 1.3 No Extension Options. Lessee has no options to extend the term of the Lease.

     Section 1.4 Subordination. The Lease and Lessee's rights thereunder are and shall at all times remain and continue to be, subject and subordinate in all respects to: (i) all mortgages and building loan agreements, deeds of trust, leasehold mortgages, which may now or hereafter affect all or any portion of the Property, including, without limitation, the Loan Agreement (as defined in the Lease) and the other Loan Documents (as defined in the Lease) (any of the foregoing, a "Superior Mortgage"); and (ii) all renewals, modifications, replacements, substitutions, increases and extension of any Superior Mortgage, in accordance with the terms and conditions of the Lease.

     Section 1.5 The Lease. This Memorandum does not contain all of the provisions of the Lease and is subject to the terms of the Lease, and nothing herein shall in any manner act to affect or diminish the rights or obligations of Lessor and Lessee under the Lease. If there is any conflict or inconsistency between the terms of this Memorandum and the Lease, the terms of the Lease shall control.

     IN WITNESS WHEREOF, Lessor and Lessee have executed and delivered this Memorandum as of the date first set forth above for the purpose of providing an instrument for recording.

                                        LESSOR:

                                        KC PROPCO, LLC, a Delaware limited
                                        liability company


                                        By: /s/ EVA M. KRIPALANI
                                            ------------------------------------
                                            Name: Eva M. Kripalani
                                            Its: Senior Vice President, General
                                                 Counsel and Corporate Secretary


                                        LESSEE:

                                        KC OPCO, LLC, a Delaware limited
                                        liability company


                                        By: /s/ EVA M. KRIPALANI
                                            ------------------------------------
                                            Name: Eva M. Kripalani
                                            Its: Senior Vice President, General
                                                 Counsel and Corporate Secretary

State of New York

County of New York

Multi-State Limited Liability Company Acknowledgement: On 07/1/03, before me, the undersigned officer, personally appeared Eva M. Kripalani, personally known and acknowledged himself to me (or proved to me on the basis of satisfactory evidence) to be the Senior VP of KC Propco, LLC (the "LLC"), and that as such officer, being duly authorized to do so pursuant to its L.L.C. Agreement, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the LLC by himself in his authorized capacity as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said LLC. (A) To the extent this instrument was executed in the State of New York and affects real property outside the State of New York, the following is the prescribed New York statutory form of acknowledgment and is supplemental to the foregoing acknowledgment, or (B) to the extent this instrument was executed in the State of New York and affects real property in the State of New York, the following is the prescribed New York statutory form of acknowledgment and supercedes the foregoing acknowledgment: On 07/1/03 before me, the undersigned, a Notary Public in and for said State, personally appeared Eva M. Kripalani, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. Witness my hand and official seal:

/s/ DEBBIE D. LEWIS
----------------------------------
Notary Public: State of New York
My commission expires: 12/13/05

State of New York

County of New York

Multi-State Limited Liability Company Acknowledgement: On 07/1/03, before me, the undersigned officer, personally appeared Eva M. Kripalani, personally known and acknowledged himself to me (or proved to me on the basis of satisfactory evidence) to be the Senior VP of KC Opco, LLC (the "LLC"), and that as such officer, being duly authorized to do so pursuant to its L.L.C. Agreement, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the LLC by himself in his authorized capacity as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said LLC. (A) To the extent this instrument was executed in the State of New York and affects real property outside the State of New York, the following is the prescribed New York statutory form of acknowledgment and is supplemental to the foregoing acknowledgment, or (B) to the extent this instrument was executed in the State of New York and affects real property in the State of New York, the following is the prescribed New York statutory form of acknowledgment and supercedes the foregoing acknowledgment: On 07/1/03 before me, the undersigned, a Notary Public in and for said State, personally appeared Eva M. Kripalani, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. Witness my hand and official seal:

/s/ DEBBIE D. LEWIS
----------------------------------
Notary Public: State of New York
My commission expires: 12/13/05